UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a-12
OILSANDS QUEST INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 14, 2009
PROXY STATEMENT ANNUAL MEETING OF SHAREHOLDERS OCTOBER 14, 2009
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
MANAGEMENT AND DIRECTORS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
EXECUTIVE COMPENSATION
INDEPENDENT PUBLIC ACCOUNTANTS
PROPOSAL ONE
PROPOSAL TWO
ANNUAL REPORT TO SHAREHOLDERS
OTHER MATTERS
DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS
SHAREHOLDER PROPOSALS

OILSANDS QUEST INC.
800, 326 — 11th Avenue S.W.
Calgary, AB, Canada T2R 0C5
August 28, 2009
To Our Shareholders:
          You are cordially invited to the Annual Meeting of Shareholders (the “Meeting”) of Oilsands Quest Inc. to be held at The Hyatt Regency Calgary, 700 Centre Street SE, Calgary, Alberta, Canada T2G 5P6 on Wednesday, October 14, 2009 at 3:00 p.m. local time.
          The formal Notice of the Meeting and Proxy Statement describing the matters to be acted upon at the Meeting are contained in the following pages. Shareholders also are entitled to vote on any other matters which properly come before the Meeting.
          Whether or not you are able to attend the annual meeting in person, it is important that your shares be represented. We have provided instructions on each of the alternative voting methods in the accompanying proxy statement. Please vote as soon as possible.

Sincerely, T. Murray Wilson, Executive Chairman Christopher H. Hopkins, President and Chief Executive Officer

OILSANDS QUEST INC.
800, 326 — 11th Avenue S.W.
Calgary, AB, Canada T2R 0C5
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON OCTOBER 14, 2009
August 28, 2009
To the Shareholders of Oilsands Quest Inc.:
          The Annual Meeting of Shareholders (the “Meeting”) of Oilsands Quest Inc., a Colorado corporation (the “Company”) will be held at The Hyatt Regency Calgary, 700 Centre Street SE, Calgary, Alberta, Canada T2G 5P6 on Wednesday, October 14, 2009 at 3:00 p.m. local time, for the purpose of considering and voting upon proposals to:
1.	Elect four Class A Directors to serve a three year term until the 2012 annual meeting, one Class B Director to serve a two year term until the 2011 annual meeting and one Class C Director to serve a one year term until the 2010 annual meeting, or in each case until their respective successors are duly elected or appointed or until their earlier death, resignation or removal.

2.	Ratify and approve the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ended April 30, 2010.

3.	Transact such other business as may lawfully come before the Meeting or any adjournment(s) or postponement(s) thereof.
          The Board of Directors is not aware of any other business to come before the Meeting. The record date for the Meeting is the close of business on August 25, 2009. Only shareholders of record at the close of business on that date may vote at the Meeting or any adjournments or postponements thereof.

By Order of the Board of Directors, T. Murray Wilson, Executive Chairman Christopher H. Hopkins, President and Chief Executive Officer

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE ON THE INTERNET AS INSTRUCTED IN THESE MATERIALS OR, IF THIS PROXY STATEMENT WAS MAILED TO YOU, YOU MAY INSTEAD COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD, AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE HAS BEEN PROVIDED WITH THE PROXY CARD SENT BY MAIL. EVEN IF YOU HAVE VOTED, YOU MAY REVOKE YOUR PROXY BY FILING WITH THE VICE PRESIDENT, LEGAL OF THE COMPANY A WRITTEN REVOCATION, BY DULY EXECUTING A NEW PROXY BEARING A LATER DATE, OR BY VOTING IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A PROXY CARD ISSUED IN YOUR NAME FROM THAT RECORD HOLDER.

OILSANDS QUEST INC.
800, 326 — 11th Avenue S.W.
Calgary, AB, Canada T2R 0C5
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
OCTOBER 14, 2009
August 28, 2009
To Our Shareholders:
          This proxy statement is furnished in connection with the solicitation by the Board of Directors of Oilsands Quest Inc. (the “Company”) of proxies to be used at the Annual Meeting of Shareholders (the “Meeting”) to be held at The Hyatt Regency Calgary, 700 Centre Street SE, Calgary, Alberta, Canada T2G 5P6 on Wednesday, October 14, 2009, at 3:00 p.m. local time, and at any adjournments or postponements thereof. The Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This proxy statement (including the Notice of Annual Meeting of Shareholders) and the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2009 (“Annual Report”), including financial statements (collectively, the “Proxy Materials”) are first being provided to shareholders beginning on or about August 28, 2009. A notice of the internet availability of the Proxy Materials (“Notice”) will be mailed to certain shareholders on or about August 28, 2009. If you received a Notice by mail, you will not receive a printed copy of the Proxy Materials. Instead, the Notice will instruct you as to how you may access and review all of the information contained in the Proxy Materials. The Notice will also instruct you as to how you may submit your proxy on the Internet. If you would like to receive a printed copy of our Proxy Materials and proxy card, and have not previously requested a paper copy of these materials, you should follow the instructions for requesting such materials included in the Notice.
GENERAL INFORMATION
Solicitation
          The enclosed proxy is being solicited by the Company’s Board of Directors. The costs of the solicitation will be borne by the Company. Proxies may be solicited personally or by mail, telephone, facsimile or telegraph by Directors, officers and regular employees of the Company, none of whom will receive any additional compensation for such solicitations. The Company will reimburse banks, brokers, nominees, custodians and fiduciaries for their reasonable out-of-pocket expenses incurred in sending the Proxy Materials to beneficial owners of the shares.
Voting Rights and Votes Required
          Holders of shares of the Company’s common stock (the “Common Stock”) and the Series B Preferred Stock (as defined below), at the close of business on Tuesday, August 25, 2009 (the “Record Date”) are entitled to notice of, and to vote at, the Meeting. On August 25, 2009, 276,654,511 shares of Common Stock and one share of Series B Preferred Stock were outstanding. Holders of the Common Stock are entitled to one vote per share. The holder of the Series B Preferred Stock is entitled to 25,743,916 votes, which equals the number of Exchangeable Shares (as defined below) of Oilsands Quest Sask Inc. (“OQI Sask”), the Company’s subsidiary, outstanding as of August 25, 2009 (the “Series B Preferred Stock”). The total voting power combined for the holders of the Common Stock and the Series B Preferred Stock is 302,398,427.
          A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if at least one third of the shares outstanding (consisting of shares of the Common Stock and one share of the Series B Preferred Stock) as of the Record Date are present at the Meeting or represented by proxy. In the event there are not sufficient votes for a quorum or to approve any proposals at the time of the Meeting, the Meeting may be adjourned in order to permit further solicitation of proxies. Abstentions will count towards quorum requirements.

          As to the election of Directors under Proposal One, shareholders may vote for the election of each of the nominees proposed by the Board, or withhold authority to vote for one or more of the nominees being proposed. Directors are elected by a plurality of votes cast, without respect to either (i) broker non-votes, or (ii) proxies as to which authority to vote for one or more of the other nominees being proposed is withheld.
          With respect to Proposal Two a shareholder may: (i) vote “FOR” the proposal, (ii) vote “AGAINST” the proposal, or (iii) “ABSTAIN” with respect to the proposal. The affirmative vote of a majority of the votes cast (either in person or by proxy) and entitled to vote on the matter is required to approve Proposal Two. This proposal shall be determined without regard to broker non-votes or proxies marked “ABSTAIN”.
          The proposed corporate actions on which the shareholders are being asked to vote are not corporate actions for which shareholders of a Colorado corporation have the right to dissent under the Colorado Business Corporation Act.
          In accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our Proxy Materials and proxy card to each shareholder of record, the Company may furnish Proxy Materials to our shareholders on the Internet. If you received a Notice by mail, you will not receive a printed copy of the Proxy Materials. Instead, the Notice will instruct you as to how you may access and review all of the information contained in the Proxy Materials. The Notice will also instruct you as to how you may submit your proxy on the Internet. If you would like to receive a printed copy of our Proxy Materials and proxy card, and have not previously requested a paper copy of these materials, you should follow the instructions for requesting such materials included in the Notice.
          If you are a shareholder of record, you may vote in person at the Meeting. We will give you a ballot when you arrive. If you do not wish to vote in person or you will not be attending the Meeting, you may vote by proxy. If you received a printed copy of these Proxy Materials by mail, you may vote by proxy using the enclosed proxy card or vote by proxy on the Internet. If you received a Notice by mail, you may vote by proxy over the Internet. The procedures for voting by proxy are as follows:
•	To vote by proxy on the Internet, go to http://www.proxyvote.com to complete an electronic proxy card.

•	To vote by proxy using the enclosed proxy card (if you received a printed copy of these Proxy Materials by mail), complete, sign and date your proxy card and return it promptly in the envelope provided. The giving of the enclosed proxy does not preclude the right to vote in person should the shareholder giving the proxy so desire. A proxy may be revoked at any time prior to its exercise by (i) providing notice in writing to the Company that the proxy is revoked; (ii) presenting to the Company a later-dated proxy; or (iii) attending the Meeting and voting in person.
          We provide Internet proxy voting to you as a shareholder to vote your shares on-line. The Internet proxy voting procedures have been designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
          If you vote by proxy, your vote must be received by 11:59 p.m. Eastern Time on October 13, 2009 to be counted. Shares of the Common Stock and the Series B Preferred Stock represented by all properly executed proxies received will be voted as specified in the proxy. Unless contrary instructions are indicated on the proxy, the shares of the Common Stock and the Series B Preferred Stock represented by such proxy will be voted “FOR” the slate of Class A Directors, the Class B Director and the Class C Director; and “FOR” the ratification of KMPG LLP as our independent public accountant for the fiscal year ended April 30, 2010, as described herein. Management and the Board of Directors of the Company know of no other matters to be brought before the Meeting other than as described herein. If any other matters are properly presented to the shareholders for action at the Meeting and any adjournments or postponements thereof, the proxy holder named in the enclosed proxy intends to vote in his discretion on all matters on which the shares of the Common Stock and the Series B Preferred Stock represented by such proxy are entitled to vote.
          You may revoke your proxy at any time prior to its exercise by (i) providing notice in writing to the Company’s Vice President, Legal that the proxy is revoked; (ii) presenting to the Company a later-dated proxy; or (iii) by attending the Meeting and voting in person.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership of Directors and Management
          The following table sets forth as of August 25, 2009, the number of shares of the Common Stock and Exchangeable Shares (as described in footnote 1) beneficially owned by each of the Company’s directors, Named Executive Officers and other executive officers, and the number of shares of the Common Stock and Exchangeable Shares beneficially owned by all of the Company’s Directors and executive officers as a group:

Name and Address of		Amount and Nature of		Percent of
Beneficial Owner	Position	Beneficial Ownership(1)		Common Stock(1)
T. Murray Wilson Suite 800, 326 11th Avenue S.W. Calgary, Alberta CANADA T2R 0C5	Executive Chairman and Chairman of the Board	5,841,800	(2)	2%

Christopher H. Hopkins Suite 800, 326 11th Avenue S.W. Calgary, Alberta CANADA T2R 0C5	President and Chief Executive Officer and Director	23,384,221	(3)	7.8%

Garth Wong Suite 800, 326 11th Avenue S.W. Calgary, Alberta CANADA T2R 0C5	Chief Financial Officer	140,000	(4)	*

Erdal Yildirim Suite 800, 326 11th Avenue S.W. Calgary, Alberta CANADA T2R 0C5	Executive Vice President, Project Development	840,875	(5)	*

Leigh A. Peters Suite 800, 326 11th Avenue S.W. Calgary, Alberta CANADA T2R 0C5	Vice President, Legal	350,000	(6)	*

Jamey Fitzgibbon Suite 800, 326 11th Avenue S.W. Calgary, Alberta CANADA T2R 0C5	Former President and Chief Operating Officer	900,000	(7)	*

Karim Hirji Suite 800, 326 11th Avenue S.W. Calgary, Alberta CANADA T2R 0C5	Former Chief Financial Officer	7,316,000	(8)	2.6%

Ronald Blakely Suite 800, 326 11th Avenue S.W. Calgary, Alberta CANADA T2R 0C5	Director	74,000	(9)	*

Brian F. MacNeill Suite 800, 326 11th Avenue S.W. Calgary, Alberta CANADA T2R 0C5	Director	40,000	(10)	*

Thomas Milne Suite 800, 326 11th Avenue S.W. Calgary, Alberta CANADA T2R 0C5	Director	2,732,550	(11)	1%

Ronald Phillips Suite 800, 326 11th Avenue S.W. Calgary, Alberta CANADA T2R 0C5	Director	448,750	(12)	*

John Read Suite 800, 326 11th Avenue S.W. Calgary, Alberta CANADA T2R 0C5	Director	215,600	(13)	*

Gordon Tallman Suite 800, 326 11th Avenue S.W. Calgary, Alberta CANADA T2R 0C5	Director	667,500	(14)	*

William Scott Thompson Suite 800, 326 11th Avenue S.W. Calgary, Alberta CANADA T2R 0C5	Director	2,940,964	(15)	1%

Name and Address of		Amount and Nature of		Percent of
Beneficial Owner	Position	Beneficial Ownership(1)		Common Stock(1)
Honorable Senator Pamela Wallin O.C. Suite 800, 326 11th Avenue S.W. Calgary, Alberta CANADA T2R 0C5	Director	285,102	(16)	*

All directors, executive
officers and Named Executive Officers named as a group (15 persons)		46,177,362	(17)	14.4%

*	Indicates less than one percent.
(1)	The amounts and percentages in these columns reference Exchangeable Shares and options to purchase Exchangeable Shares (discussed further below) that were issued by OQI Sask in exchange for OQI Sask Common Stock and stock options pursuant to that certain Reorganization Agreement dated June 9, 2006 (the transactions contemplated in the Reorganization Agreement were consummated on August 14, 2006 and the closing under that Agreement is referred to as the “Reorganization”). Each Exchangeable Share (or exercised option) is convertible into one share of Common Stock and the expiration date of each Exchangeable Share is August 14, 2013 (unless stock options to purchase Exchangeable Shares have an earlier expiration date). The information related to stock options to purchase Exchangeable Shares owned by each Director, executive officer and each Named Executive Officer, if any, is disclosed in the respective footnotes to the table on “Amount and Nature of Beneficial Ownership” below.

(2)	Includes: (i) 66,800 shares of Common Stock; (ii) 25,000 warrants to purchase an equivalent number of shares of Common Stock; and (iii) vested options to purchase 5,750,000 shares of Common Stock. This number does not include unvested options to purchase 825,000 shares of Common Stock.

(3)	Includes: (i) 99,496 shares of Common Stock of which 42,266 is owned by Mr. Hopkins’ spouse; (ii) 21,459,725 Exchangeable Shares (of which 205,750 are owned by Mr. Hopkins’ spouse) and options to acquire Exchangeable Shares acquired under the Reorganization Agreement; (iii) 25,000 warrants to purchase an equivalent number of shares of Common Stock of which 12,500 is owned by Mr. Hopkins’ spouse; and (iv) 1,800,000 vested options to acquire Common Stock. The number of shares beneficially owned by Mr. Hopkins does not include unvested options to purchase 825,000 shares of Common Stock.

(4)	Includes: (i) 10,000 shares of Common Stock; (ii) 5,000 warrants to purchase an equivalent number of shares of Common Stock; and (iii) vested options to purchase 125,000 shares of Common Stock. This number does not include unvested options to purchase 375,000 shares of Common Stock.

(5)	Includes: (i) 50,000 shares of Common Stock; (ii)100,875 Exchangeable Shares acquired pursuant to the Reorganization Agreement; and (ii) vested options to purchase 690,000 shares of Common Stock. This number does not include unvested options to purchase 500,000 shares of Common Stock.

(6)	Includes vested options to purchase 350,000 shares of Common Stock. This number does not include unvested options to purchase 300,000 shares of Common Stock.

(7)	Includes vested options to purchase 900,000 shares of Common Stock. Mr. Fitzgibbon resigned on July 6, 2009.

(8)	Includes: (i) 371,000 shares of Common Stock; (ii) 5,762,500 Exchangeable Shares and vested options to acquire Exchangeable Shares; (iii) 20,000 warrants to purchase an equivalent number of shares of Common Stock; and (iv) vested options to purchase 1,162,500 shares of Common Stock. This number does not include unvested options to purchase 462,500 shares of Common Stock. Mr. Hirji resigned on February 23, 2009.

(9)	Includes: (i) 56,000 shares of Common Stock; and (ii) 18,000 warrants to purchase an equivalent number of shares of Common Stock.

(10)	Includes 40,000 shares of Common Stock. Mr. MacNeill was appointed to the Company’s Board of Directors on August 25, 2009.

(11)	Includes: (i) 10,000 shares of Common Stock; (ii) 2,263,250 Exchangeable Shares and options to acquire Exchangeable Shares acquired pursuant to the Reorganization Agreement; (iii) 5,000 warrants to purchase an equivalent number of shares of Common Stock; and (iv) vested options to purchase 437,500 shares of Common Stock. This number does not include: (i) unvested options to purchase 162,500 shares of Common Stock; and (ii) 16,800 shares of Common Stock owned by Mr. Milne’s affiliate Precise Details, Inc.

(12)	Includes: (i) 7,500 shares of Common Stock; (ii) 3,750 warrants to purchase an equivalent number of shares of Common Stock; and (iii) vested options to purchase 437,500 shares of Common Stock. This number does not include unvested options to purchase 162,500 shares of Common Stock.

(13)	Includes: (i) 13,100 shares of Common Stock; (ii) 2,500 warrants to purchase an equivalent number of shares of Common Stock; and (iii) vested options to purchase 200,000 shares of Common Stock. This number does not include unvested options to purchase 200,000 shares of Common Stock.

(14)	Includes: (i) 210,000 shares of Common Stock of which 10,000 is owned by Mr. Tallmans’ spouse; and (ii) 20,000 warrants to purchase an equivalent number of shares of Common Stock; and (iii) vested options to purchase 437,500 shares of Common Stock. This number does not include unvested options to purchase 162,500 shares of Common Stock.

(15)	Includes: (i) 445,964 shares of Common Stock held by the WLT Reification Trust for the Benefit of William Scott Thompson; (ii) vested options to acquire 2,057,500 Exchangeable Shares; and (iii) vested options to purchase 437,500 shares of Common Stock. This number does not include unvested options to purchase 162,500 shares of Common Stock.

(16)	Includes: (i) 45,102 shares of Common Stock; (ii) 2,500 warrants to purchase an equivalent number of shares of Common Stock; and (iii) vested options to purchase 237,500 shares of Common Stock. This number does not include unvested options to purchase 162,500 shares of Common Stock.

(17)	Includes securities reflected in footnotes (2) to (16).
Security Ownership of Certain Beneficial Owners
The number of shares outstanding of the Common Stock as of August 25, 2009 was 276,654,511. The following table sets forth the beneficial ownership of the Common Stock as of August 25, 2009 by each person (other than the Directors and executive officers of the Company) who owned of record, or was known to own beneficially, more than 5% of the outstanding voting shares of Common Stock.

Name and Address of	Amount and Nature of	Percent of
Beneficial Owner	Beneficial Ownership	Common stock
Aletheia Research and Management, Inc. 100 Wilshire Boulevard, Suite 1960 Santa Monica, CA 90401	45,166,077 (1)	16.3%

(1)	Includes warrants to acquire 500,000 shares of Common Stock.
Section 16(a) Beneficial Ownership Reporting Compliance
          Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s executive officers and Directors and persons who own more than 10% of the Company’s outstanding Common Stock to file reports of ownership with the SEC. Directors, executive officers, and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
          Based solely on a review of Forms 3, 4, and 5 and amendments thereto furnished to the Company during and for the Company’s fiscal year ended April 30, 2009, there were no Directors, officers or more than 10% stockholders of the Company who failed to timely file a Form 3, 4 or 5, except for the exercise of certain options on July 17, 2008 by Erdal Yildirim that was inadvertently reported late.

MANAGEMENT AND DIRECTORS
          Unless otherwise indicated in their employment agreements, executive officers of the Company are appointed by the Board of Directors and serve for a term of one year and until their successors have been elected and qualified or until their earlier resignation or removal by the Board of Directors. The Class A Directors will serve until the annual meeting in 2012, the Class B Directors will serve until the annual meeting in 2011 and the Class C Directors will serve until the annual meeting in 2010, or in each case until their respective successors are duly elected or appointed or until their earlier death, resignation or removal.
          The Class A Directors are being nominated for re-election at the Meeting. In addition, the Company’s by-laws require that any Director appointed to the Board of Directors by reason of an increase in the number of Directors may be filled by the Board of Directors for a term of office continuing only until the next election of Directors by the Company’s shareholders. Accordingly, Ronald Blakely, who was appointed by the Company as a Director in April 2009, has been designated by the Board of Directors as a Class B Director and is also being nominated for election at the Meeting, and Brian F. MacNeill, who was appointed by the Company as a Director in August 2009, has been designated by the Board of Directors as a Class C Director and is also being nominated for election at the Meeting. Although Colorado law, our by-laws, and our Articles of Incorporation permit us to have a staggered Board of Directors, to ensure compliance with our by-laws (and as a matter of good corporate governance), our Board of Directors has also decided to submit Messrs. Blakely and MacNeill for election at the Meeting even though their respective Class of Directors is not currently up for election. If Messrs. Blakely and MacNeill are elected to our Board of Directors at the Meeting, each will then be on the Company’s normal election cycle with respect to his designated Class of Directors.
          A class action lawsuit was issued against CV Technologies Inc. and certain of its directors, including Mr. Gordon Tallman and CV Technologies Inc. former auditor in the Ontario Superior Court of Justice. The lawsuit was commenced by two shareholders and seeks certification of a class action on behalf of any persons who acquired the CV Technologies Inc. securities between December 11, 2006 and March 23, 2007. The lawsuit relates to allegations concerning CV Technologies Inc. audited financial statements for the year ended September 30, 2006, and its interim unaudited financial statements for the first quarter of fiscal 2007. The lawsuit claims damages of $110 million and alleges the financial statements for those periods were misleading. An almost identical lawsuit commenced by one shareholder has been filed in the Calgary Court of Queen’s Bench. The matters raised in the claims are, at this stage, unproven allegations that will be vigorously defended. The Plaintiffs have served their certification/leave motion materials and those motions are expected before year end 2009. At this time, leave of the Ontario and Alberta Courts has not been granted for the claims to proceed as a secondary market securities class action and the claims have not been certified as a class action at this stage.
          The following table sets forth the names and ages of all executive officers and Directors and the positions and offices that each person holds with the Company as of the date of this proxy statement:

Name	Age	Position
T. Murray Wilson	57	Executive Chairman and Class B Director
Christopher H. Hopkins	55	President and Chief Executive Officer and Class A Director
Garth Wong	52	Chief Financial Officer
Erdal Yildirim	72	Executive Vice President-Project Development
Leigh A. Peters	33	Vice President, Legal
Ronald Blakely*	60	Class B Director
Brian F. MacNeill*	70	Class C Director
Thomas Milne*	62	Class B Director
Ronald Phillips*	43	Class C Director
John Read*	61	Class A Director

Name	Age	Position
Gordon Tallman*	67	Class A Director
W. Scott Thompson*	60	Class C Director
Honorable Senator Pamela Wallin O.C.*	56	Class A Director

*	Messrs. Blakely, MacNeill, Milne, Phillips, Read, Tallman and Thompson and Honorable Senator Pamela Wallin O.C. are each “independent” as that term is defined in Section 803A of the NYSE Amex listing standards and in Item 407(a) of Regulation S-K.
T. Murray Wilson has served as the Company’s Chairman of the Board since May 1, 2006, and Executive Chairman from August 14, 2006 onwards. From May 1, 2006 through August 14, 2006, Mr. Wilson served as the Company’s President, Chief Executive Officer, and Chief Financial Officer. Mr. Wilson is also a member of the Company’s Resources and Reserves Committee. Mr. Wilson serves as the Chairman and Managing Partner of Stanway Capital Partners from 2001 to present. From 1997 to 2001, Mr. Wilson worked for TD Securities, Inc. as Managing Director and Global Head of Oil & Gas, Head of Investment Banking and Corporate Banking for Alberta, and Vice Chairman of TD Securities International, London. Prior to that, Mr. Wilson was Vice President & Director of RBC Dominion Securities London and was responsible for the firm’s international and Canadian-transborder practice in energy and mining. Mr. Wilson also held numerous senior positions with Royal Bank of Canada Group over a 17 year period beginning in 1980. Prior to his investment banking career, Mr. Wilson was an executive professional in technical and economic areas with Imperial Oil Limited (Esso/Exxon). Mr. Wilson has been involved in various oil sands projects, both in-situ and mining, from either a technical or financial perspective over the past 30 years. Mr. Wilson holds a Masters Degree in Business from the Sloan School, M.I.T., a Masters in Engineering from the University of Manitoba (National Research Council Scholar), and a B.Sc. in Chemical Engineering (1st Class Honours — B.E.C. Joyce Medal) from Queen’s University. Mr. Wilson is on several boards, including the Alberta Children’s Hospital Foundation where he chairs its Corporate Governance Committee.
Christopher H. Hopkins has served as the Company’s Chief Executive Officer and a Director since August 14, 2006, and President, Chief Executive Officer and a Director of Oilsands Quest Sask Inc., a subsidiary of the Company since November 10, 2004. Mr. Hopkins served as the Company’s President from August 14, 2006 to September 16, 2008 and is currently serving as the Company’s President again since July 7, 2009.  Mr. Hopkins served as the Executive Vice President of Synenco Energy Inc. (“Synenco”), an oil sands exploration company of which he was a co-founder, from October 1999 to September 2004 and as a director of Synenco from October 1999 until August 2003. He was a founder, director and Vice President, Finance of Thunder Road Resources Ltd., a private oil and gas production company, from June 1996 to June 2000. Mr. Hopkins is a management professional and businessman with 34 years of Canadian and international energy and mining experience. He has held executive positions in corporate planning and business development with Suncor Inc.’s Oil Sands Group, Pembina Corporation and Amoco Canada and has additional management experience in environmental control and regulatory affairs in the resource industry. Mr. Hopkins holds a B.Sc. (Chemistry and Biology) from Carleton University and a MBA from Queen’s University. Mr. Hopkins is a director of Newton Energy Inc. (NTN-V) since May 30, 2007 and also served as a director of Added Capital Corp., a capital pool company, until November 2007.
Garth Wong has served as the Company’s Chief Financial Officer since February 23, 2009. Since 2005, Mr. Wong had been Principal and Vice President of Sokol Developments Inc., a private real estate company involved in development of commercial and residential properties in Calgary. Prior to that, Mr. Wong served as Vice President and Comptroller for TransAlta Corporation, Canada’s largest investor-owned wholesale power generator and marketing company, where he was responsible for financial reporting, planning, taxation and budgeting, as well as financial systems and processes. Mr. Wong has an additional 18 years of industry experience, including accounting and financial responsibilities with Union Pacific Resources Inc. (formerly Norcen Energy Resources) and KPMG LLP. Mr. Wong has a Bachelor of Commerce degree from the University of Calgary and holds a professional designation as a Chartered Accountant (Alberta).
Erdal Yildirim has served as the Company’s Executive Vice President, Project Development since October 2, 2006. From 1998 to 2006, Dr. Yildirim was the President and Chief Executive Officer of S&T International, Inc., a private company engaged in the oil sands exploration and development business. From 2002 through 2005, Dr. Yildirim was employed as a Senior Vice President Engineering and Technology

with Synenco. From 1983 to 1998, Dr. Yildirim served as Division Vice President for Nexen, Inc. Dr. Yildirim is also the former Chairman of the National Task Force on Oil Sands Strategies. Dr. Yildirim received his Doctor of Engineering Science degree at Columbia University School of Engineering in 1971 and holds more than a dozen patents on oil sands processes.
Leigh A. Peters has served as the Company’s Vice President, Legal, since August 1, 2008. Ms. Peters served as the Company’s Director of Legal Services since joining the Company on August 1, 2007. Prior to joining the Company, Ms. Peters was an associate with Blake, Cassels & Graydon LLP in Calgary, where she was a member of the Corporate Commercial and Energy groups and acted for U.S. and Canadian clients on mergers, acquisitions and divestitures. Before then, she was an associate and a member of the Energy, Banking and Project Finance Practice groups with Macleod Dixon LLP in Calgary. Ms. Peters received her Bachelor of Laws from the University of Alberta in 2002 and was called to the Alberta Bar in July 2003. Ms. Peters also holds a Bachelor of Arts (Honours) degree in Literature from the University of Calgary and a Masters of Arts degree from the University of Guelph in Literature.
Ronald Blakely has been a Director of the Company since April 7, 2009. Mr. Blakely is an experienced executive in the energy industry and is conversant with the governance of public companies. He has served on numerous joint venture boards and brings a wealth of industry experience. Mr. Blakely retired as Executive Vice-President Finance — Downstream at Royal Dutch Shell in 2008 after a career of 38 years with Shell. Based in London, UK he had global responsibility for Finance, Information Technology and Procurement in the Oil Products and Chemicals divisions, responsible for functional operations in over 100 countries. Prior to his last role with Shell, Mr. Blakely served as Chief Financial Officer of Shell Canada Limited from 1997 to 2000 and Chief Financial Officer of Equilon Enterprises, a joint venture between Shell Oil and Texaco, from 2000 to 2002. Mr. Blakely was also a Board member of the U.S. based refining and marketing joint venture, Motiva, a partnership between Saudi Aramco and Royal Dutch Shell. Mr. Blakely also has extensive experience with Canadian oil sands projects from both a financial perspective and with regards to vertical integration into the North American energy markets. Mr. Blakely began his career with Shell in 1970 after graduating from the University of Guelph with a Bachelor of Arts in Economics. Mr. Blakely received his CMA in 1978. He currently resides in London, UK.
Brian F. MacNeill O.C. has been a Director of the Company since August 25, 2009. Previously, he was the Chairman of the Board of Directors of Petro-Canada, integrated oil and gas company, from 2000 to 2009 and prior to that, President and CEO of Enbridge Inc., an integrated pipeline energy and utilities company, from 1991 to 2001. Mr. MacNeill currently serves on the Board of Suncor Energy and on the Board of Telus Corporation where he is Chair of the Audit Committee. His other current public board directorships include Capital Power and West-Fraser Timber Co. Ltd. Mr. MacNeill is a Chartered Accountant and a Certified Public Accountant and holds a Bachelor of Commerce from Montana State University. He is a member of the Canadian Institute of Chartered Accountants and the Financial Executives Institute. He is also a Fellow of the Alberta Institute of Chartered Accountants and of the Institute of Corporate Directors. Past public board directorships include, Dofasco (Chair), Legacy Hotels REIT, Sears Canada Inc., Toronto Dominion Bank, University of Calgary (Chair), Veritas DCG Inc., and Western Oil Sands Inc. Mr. MacNeill is also a member of the Order of Canada.
Thomas Milne has been a Director of the Company since August 14, 2006 and a Director of Oilsands Quest Sask Inc. since November 2004. Mr. Milne is the Chair of the Company’s Audit Committee and a member of the Compensation and Governance and Nominating Committees. Mr. Milne is a principal of NEX Industries, a boutique merchant banking partnership specializing in advisory and transaction services, governance, succession, strategic planning and financing. He has had an extensive career in international finance as director, Chief Financial Officer and Treasurer of major public corporations in the energy and technology sectors and as an investment banker and foreign exchange trader in a major Canadian bank. From April 2000 to April 2005, Mr. Milne was the Chief Financial Officer of Big Sky Energy Corp. From September 2002 to February 2004, Mr. Milne was a Senior Partner of Meyers, Norris, Penney LLP. Mr. Milne has also served as a director for the following public companies: Big Sky Energy Corp., Calcite Inc., Go Sports Entertainment, Inc., Newton Energy Inc., Added Capital Corp., Land End Resources and Longview Petroleum Corp.
Ronald Phillips has been a Director of the Company since February 2006 and is the Chair of the Company’s Compensation Committee and a member of the Audit Committee. Mr. Phillips is a former Director of Oilsands Quest Sask Inc. from May 2006 to August 2006.

Mr. Phillips is currently the Manager of Merchant Advance Funding LLC, a Stamford, Connecticut based investment partnership. From 2002 through late 2008 Mr. Phillips managed the DKR Capital Event Driven Fund. Mr. Phillips holds a JD from Stanford Law School and a BA from Brown University. He is a member of the New York State Bar.
John Read has been a Company Director since October 11, 2007 and has served as a member of the Company’s Compensation and Reserves and Resources Committees since that time. In 1970, Mr. Read began his career in the oil and gas industry with Shell Canada and then Texaco Exploration Canada. In 1974, he joined Colt Engineering Ltd., a private, start-up engineering organization where he held engineering and management positions. In 1983 he became President and Chief Executive Officer of the organization. He was Chief Executive Officer from 1999 until his retirement in early 2006. Mr. Read remained a partner and director of The Colt Companies until March 2007, when Colt was acquired by Worley Parsons Limited, a worldwide engineering and project management organization. Mr. Read is a member of the World Presidents’ Organization and the Association of Professional Engineers, Geologists and Geophysicists of Alberta. Mr. Read serves as a director on the boards of Axia Netmedia Corporation and PFB Corporation, both of which are listed on the Toronto Stock Exchange.
Gordon Tallman has been a Director of the Company since August 14, 2006 and is Chair of the Governance and Nominating Committee. Mr. Tallman is also a member of the Company’s Audit and Resources and Reserves Committees. Mr. Tallman retired as the Senior Vice-President, Royal Bank of Canada, and head of the Prairies Region of Canada, after a banking career spanning 42 years. Mr. Tallman is a member of the Board of Directors/Trustees of Big Rock Brewery Income Trust, ECL Group of Companies Ltd. and PFB Corporation. He is Chairman of the Board of Enerjet and Chairman of the Board of Trustees of Enbridge Income Fund. He has also served as Chairman of the Board of CV Technologies, Inc. and on the Boards of Canadian Utilities Ltd., Calgary, Investment Saskatchewan Inc. and Gwich’n Development Corporation, Inuvik, NWT. Mr. Tallman is a graduate of the Institute of Corporate Directors, Corporate Governance College.
W. Scott Thompson has been a Director of the Company from August 14, 2006 to April 30, 2007, and from June 28, 2007 to present. Mr. Thompson is the Chair of the Company’s Resources and Reserves Committee and a member of the Compensation Committee. Mr. Thompson was a former Director of Oilsands Quest Sask Inc. from June 2005 to August 2006. Mr. Thompson has over 25 years of experience in the oil and gas industry. From November 2000 until January 2008, he served as President of Clear Creek Oil & Gas, Inc., a natural gas exploration company, and served as a director of Clear Creek Oil & Gas until July 2009. From March 2005 to June 2008, Mr. Thompson acted as Secretary/Treasurer of Forster Drilling Corporation, which builds land drilling rigs and provides contract drilling services to oil and gas exploration and production companies, and still currently serves as a director of Forster Drilling Corporation. Mr. Thomspon previously served as President of Process Technology Systems, Inc. (the predecessor company to Forster Drilling Corporation). From May 2005 to present, Mr. Thompson has been President and director of Harris-Forbes, Inc., an investment banking company to the energy sector. Mr. Thompson was President and a director of Eurotrade Financial, Inc., a merchant bank specializing in turnarounds of oil field service companies and exploration and production companies, from June 1993 to May 2005.
Honorable Senator Pamela Wallin O.C. has been a Director of the Company since June 28, 2007 and a member of the Company’s Resources and Reserves and Governance and Nominating Committees. Since August 2006, Ms. Wallin has served as the Senior Advisor to the President of the Americas Society and the Council of the Americas in New York. In Canada, she serves on several corporate boards, including CTV globemedia, Canada’s premier multimedia company with ownership in CTV and the Globe and Mail; and on the board of Gluskin Sheff + Associates, an investment and wealth management firm. Ms. Wallin is a member of a special Advisory Board for BMO Harris Bank. Ms. Wallin is the Chancellor of the University of Guelph in Ontario. In July 2006, Ms. Wallin completed her four-year term as Consul General of Canada in New York. She was appointed to this prestigious post in 2002. From 1995 to 2002, Ms. Wallin served as President and Chief Executive Officer of PWP, Inc., a privately held media production company. Ms. Wallin was appointed to the Senate of Canada on December 22, 2008 and currently serves on the Senate’s Foreign Affairs and International Trade Committee and is Deputy Chair of the Defense and National Security Committee.

Independence of the Board of Directors
          Ronald Blakely, Brian F. MacNeill, Thomas Milne, Ronald Philips, John Read, Gordon Tallman, W. Scott Thompson and Honorable Senator Pamela Wallin O.C. are all independent Directors and none has any material relationship with the Company that might interfere with his or her exercise of independent judgment. The Company defines “independent” as that term is defined in Section 803A of the NYSE Amex listing standards and in Item 407(a) of Regulation S-K. These eight Directors are also “independent” within the meaning of Multi-lateral Instrument 52-110 promulgated by the Canadian Securities Administrators. Messrs. Blakely, MacNeill, Read and Tallman and Honorable Senator Pamela Wallin O.C. are currently nominees for re-election as Directors.
          The two remaining Directors, Christopher H. Hopkins and T. Murray Wilson, are not independent. Mr. Hopkins is currently a nominee for re-election as a Director. Messrs. Hopkins and Wilson have served as senior executive officers of the Company within the past three years.
Board of Directors, General
          Mr. Wilson is the Executive Chairman of the Board. Mr. Blakely acts as a lead independent Director. The Board of Directors, in conjunction with management, has developed broad terms of reference to monitor and influence the strategic management of the Company, shareholder relations and other party relations. Mr. Tallman, Mr. Blakely, and as appropriate the Executive Chairman, ensures the Board of Directors is organized and functions effectively.
          The Board of Directors charter and charters for each of the Committees are available on the Company’s website at www.oilsandsquest.com. The Board of Directors has adopted a written Code of Ethics which is applicable to all members of the Company, including Directors, officers, employees and consultants. The Code of Ethics is also available on the Company’s website.
          On June 18, 2008, our Board of Directors adopted a revised whistleblower policy that applies to all of our officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller. The Company is committed to fair, accurate and transparent accounting of financial matters and expects all employees, consultants, officers, directors and agents to act in accordance with the highest ethical standards in the performance of their responsibilities for the Company. The Company also requires full compliance with all applicable securities laws and regulations, accounting standards, accounting controls and audit practices and prohibits violations of applicable securities or other laws relating to fraud against shareholders. Mr. Milne is the Director to which such inquiries are made. The “whistleblower” policy is available on the Company’s website.
          All meetings of the Board of Directors begin with disclosure by each Director of any conflicts or potential conflicts to promote and encourage a culture of ethical business conduct. The Board of Directors will take such actions as are reasonably required to resolve such conflicts when identified with a view to the best interests of the Company.
          Written descriptions of the roles and responsibilities of the Chief Executive Officer, the Executive Chairman and of each Committee Chair have been developed by the Board of Directors.
          The Board of Directors provides new directors with the ability to access background documents of the Company, including corporate records and prior board materials. New members of the Board of Directors are invited to meet with all members of the organization and to attend site visits for orientation as to the nature and operations of the business. All members of the Board of Directors are encouraged to attend relevant industry conferences and to perform due diligence on the Company. Presentations are made regularly to the Board of Directors and Committees to educate and inform them of changes within the Company and in regulatory and industry requirements and standards. Travel and attendance fees related to attendance at relevant industry conferences are paid for by the Company.

Meetings of the Board and Committees
Board of Directors
          The Company’s Board of Directors held 19 Board meetings during the Company’s fiscal year ended April 30, 2009, and eight additional meetings during the current fiscal year. Such meetings consisted of unanimous consent Directors’ minutes signed by all Directors and actual meetings at which a quorum of the Directors were present in person or by telephone. For the most recently completed financial year, there was 100% attendance at each Board of Directors meeting, either by phone or in person. At all regularly-scheduled meetings of the Board of Directors (and at most other meetings of the Board of Directors), the independent Directors meet without the presence of the non-independent Directors or members of management.
          The Company does not have a formal policy with regard to Board members’ attendance at annual meetings, but encourages them to attend shareholder meetings. All of our directors attended the last shareholder meeting held on October 15, 2008.
Audit Committee
          We have a separately designated standing Audit Committee established in accordance with the Exchange Act and Section 803 of the NYSE Amex Company Guide. The following persons serve on our Audit Committee: Ronald Phillips, Thomas Milne and Gordon Tallman. Messrs. Phillips, Milne and Tallman are each “independent” as that term is defined in Section 803A of the NYSE Amex Company Guide and SEC Rule 10A-3 under the Exchange Act. Mr. Milne is the Audit Committee financial expert and is Chair of the Audit Committee.
          The Audit Committee was formed on February 15, 2006. The Audit Committee held five meetings in person or by unanimous written consent during the fiscal year ended April 30, 2009. The Audit Committee has held three additional meetings during the current fiscal year. The Board of Directors has adopted a written charter for the Audit Committee, which is available on our website at www.oilsandsquest.com. The Audit Committee oversees the accounting and financial reporting processes of the Company and oversees the audits of the Company’s financial statements.
          The following constitutes the report the Audit Committee has made to the Board of Directors and, when read in connection with the Audit Committee Charter, generally describes the functions performed by the Audit Committee:
Report of the Audit Committee
To the Board of Directors of Oilsands Quest Inc.
          Management is responsible for our internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and to issue a report on our financial statements. Our responsibility is to monitor and oversee those processes. We hereby report to the Board of Directors that, in connection with the financial statements for the fiscal year ended April 30, 2009, we have:
•	reviewed and discussed the audited financial statements with management and the independent accountants;

•	discussed with the independent accountants the matters required to be discussed by SAS 114 (The Auditor’s Communication With Those Charged With Governance); and

•	received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and discussed with the independent accountant the accountant’s independence.
          Based on the discussions and our review described above, we recommended to the Board of Directors that the audited financial statements for the fiscal year ended April 30, 2009 be included in the Company’s Annual Report on Form 10-K for the Year Ended April 30, 2009 which is being provided contemporaneously with this proxy statement.

Respectfully submitted,
The Audit Committee of Oilsands Quest Inc.
Thomas Milne, Chair
Ronald Phillips, Member
Gordon Tallman, Member
Compensation Committee
          The Company’s Compensation Committee consists of: Thomas Milne, Ronald Phillips (who serves as Chair of the Committee), John Read, and W. Scott Thompson. The Compensation Committee was formed on February 15, 2006. The Compensation Committee held seven meetings during the fiscal year ended April 30, 2009. The Compensation Committee has held two additional meetings during the current fiscal year.
          Duties of the Compensation Committee include reviewing and making recommendations regarding compensation of executive officers and determining the need for and the appropriateness of employment agreements for senior executives. This includes the responsibility: (1) to determine, review and approve on an annual basis the corporate goals and objectives with respect to compensation for the senior executives; and (2) to evaluate at least once a year the performance of the senior executives in light of the established goals and objectives and, based upon these evaluations, to determine the annual compensation for each, including salary, bonus, incentive and equity compensation. The Compensation Committee has authority to retain such compensation consultants, outside counsel and other advisors as the Compensation Committee in its sole discretion deems appropriate. The Compensation Committee may also invite the senior executives and other members of management to participate in their deliberations, or to provide information to the Committee for its consideration with respect to such deliberations, except that: the Chief Executive Officer may not be present for the deliberation of or the voting on compensation for the Chief Executive Officer. The Chief Executive Officer may, however, be present for the deliberation of or the voting on compensation for any other officer.
          The Compensation Committee also has the authority and responsibility: (1) to review the fees paid to independent Directors for service on the Board of Directors and its committees, and make recommendations to the Board with respect thereto; and (2) to review the Company’s incentive compensation and other stock-based plans and recommend changes in such plans to the Board as needed.
          Our Compensation Committee’s charter was adopted by the Board of Directors on February 15, 2006. The charter is available on our web site at www.oilsandsquest.com.
          The Compensation Committee has retained Mercer (Canada) Limited to review and advise on both senior executive compensation and compensation for the Board of Directors.
Governance and Nominating Committee
          The Company’s Governance and Nominating Committee consists of: Gordon Tallman (Chair), Thomas Milne and Honorable Senator Pamela Wallin O.C. Duties of the Governance and Nominating Committee include oversight of the process by which individuals may be nominated to our Board of Directors. Our Governance and Nominating Committee’s charter was adopted by the Board of Directors on February 15, 2006 and is available on our website at www.oilsandsquest.com.
          The functions performed by the Governance and Nominating Committee include identifying potential directors and making recommendations as to the size, functions and composition of the Board and its committees. In making nominations, our Governance and Nominating Committee is required to submit candidates who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the shareholders.

          The Governance and Nominating Committee considers nominees proposed by our shareholders. To recommend a prospective nominee for the Governance and Nominating Committee’s consideration, you may submit the candidate’s name by delivering notice in writing to Oilsands Quest Inc. Attention: Vice President, Legal, 800, 326 — 11th Avenue S.W., Calgary, Alberta, Canada T2R 0C5.
          A shareholder nomination submitted to the Governance and Nominating Committee must be submitted to the Company by the date mentioned in the most recent proxy statement under the heading “Shareholders Proposals” as such date may be amended in cases where the annual meeting has been changed as contemplated in Exchange Act Rule 14a-8(e), Question 5. The shareholder nomination must include, at a minimum, the following information:
(i)	the name, address, telephone number, fax number and e-mail address of the person submitting the recommendation;

(ii)	the number of shares and description of the Company’s voting securities held by the person submitting the nomination and whether such person is holding the shares through a brokerage account (and if so, the name of the broker-dealer) or directly;

(iii)	the name, address, telephone number, fax number and e-mail address of the person being recommended to the nominating committee to stand for election at the next annual meeting (the “Proposed Nominee”) together with information regarding such person’s education (including degrees obtained and dates), business experience during the past ten years, professional affiliations during the past ten years, and other relevant information;

(iv)	information regarding any family relationships of the Proposed Nominee as required by Item 401(d) of Regulation S-K;

(v)	information on whether the Proposed Nominee or the person submitting the recommendation has (within the ten years prior to the recommendation) been involved in legal proceedings of the type described in Item 401(f) of Regulation S-K (and if so, provide the information regarding those legal proceedings required by Item 401(f) of Regulation S-K);

(vi)	information regarding the share ownership of the Proposed Nominee required by Item 403 of Regulation S-K;

(vii)	information regarding certain relationships and related party transactions of the Proposed Nominee as required by Item 404 of Regulation S-K; and

(viii)	the signed consent of the Proposed Nominee in which he or she: (a) consents to being nominated as a director of the Company if selected by the nominating committee, (b) states his or her willingness to serve as a director if elected for compensation not greater than that described in the most recent proxy statement, (c) states whether the proposed nominee is “independent” as defined by Section 803 of the NYSE Amex Company Guide, and (d) attests to the accuracy of the information submitted pursuant to paragraphs (i) through (vii), above.
          Although the information may be submitted by fax, e-mail, mail, or courier, the Governance and Nominating Committee must receive the Proposed Nominee’s signed consent, in original form, within ten days of making the nomination.
          When the information required above has been received, the Governance and Nominating Committee will evaluate the Proposed Nominee based on the criteria described below, with the principal criteria being the needs of the Company and the qualifications of such Proposed Nominee to fulfill those needs.
          The process for evaluating a Proposed Nominee is the same whether a Proposed Nominee is recommended by a shareholder or by an existing officer or Director. The Governance and Nominating Committee will:
(1)	establish criteria for selection of potential directors, taking into consideration the following attributes which are desirable for a member of our Board of Directors: leadership, independence, interpersonal skills, financial acumen, business experiences, industry knowledge, and diversity of viewpoints; and the Governance and Nominating Committee will periodically assess the criteria to ensure it is consistent with best practices and the goals of the Company;

(2)	identify individuals who satisfy the criteria for selection to the Board and, after consultation with the Chairman of the Board, make recommendations to the Board on new candidates for Board membership; and

(3)	receive and evaluate nominations for Board membership which are recommended by existing Directors, corporate officers, or shareholders in accordance with policies set by the Governance and Nominating Committee and applicable laws.
          The Governance and Nominating Committee was formed on April 30, 2004, and held six meetings during the fiscal year ended April 30, 2009. It has held three additional meetings during the current fiscal year. On August 25, 2009, by unanimous consent, the Governance and Nominating Committee nominated each of Christopher H. Hopkins, John Read, Gordon Tallman and Honorable Senator Pamela Wallin O.C., our Class A Directors, to stand for re-election and also nominated Ronald Blakely, a Class B Director to stand for election at the Meeting. On August 25, 2009, our Board of Directors appointed Brian F. MacNeill, a Class C Director, and on that same date the Governance and Nominating Committee also nominated him to stand for election at the Meeting. The Company has not engaged the services of or paid a fee to any third party or parties to identify or evaluate or assist in identifying or evaluating potential nominees.
Resources and Reserves Committee
          The Company’s Resources and Reserves Committee consists of: Messrs. Read, Tallman, Thompson (Chair) and Wilson, and Honorable Senator Pamela Wallin O.C. The Resources and Reserves Committee assists the Board in meeting its responsibilities relating to reporting practices related to resources and reserves of the Company. In doing so, the Resources and Reserves Committee reviews the regulatory requirements for oil and gas reporting and makes recommendations to the Board with respect to those requirements, oversees the selection of independent geological engineers and qualified reserves evaluators that perform the Company’s resource evaluations, and reviews all independent geological and engineering evaluation reports. The Committee also reviews all resource reporting and resource related disclosure prior to release by the Company to the public. The Resources and Reserves Committee held seven meetings during the fiscal year ended April 30, 2009. The Resources and Reserves Committee has held two additional meetings during the current fiscal year.
Compensation Committee Interlocks and Insider Participation
          None of the members of our Compensation Committee was an employee of the Company during the fiscal year, nor has any member of Compensation Committee formerly served as an officer of the Company, and none of the Compensation Committee members entered into a transaction with the Company in which they had a direct or indirect interest that is required to be disclosed pursuant to Item 404 of Regulation S-K.
Assessments
          Following the end of each fiscal year, the Governance and Nominating Committee assesses the effectiveness of the Board as a whole and makes recommendations respecting same. For the most recently ending fiscal year, the Board of Directors undertook to complete surveys wherein they evaluated Directors, senior executives, the Committees and the Board as a whole. The subject matter of the surveys is used to assess and improve Board practices.
Shareholder Communication with the Board of Directors
          The Company values the views of its shareholders (current and future shareholders, employees and others). Accordingly, the Board of Directors established a system through its Audit Committee to receive, track and respond to communications from shareholders addressed to the Company’s Board of Directors or to its Non-Management Directors. Any shareholder who wishes to communicate with the Board of Directors or the Non-Management Directors may write to:

Thomas Milne
Chair, Audit Committee
c/o Oilsands Quest Inc.
800, 326 — 11th Avenue S.W.
Calgary, AB, Canada T2R 0C5
          The Chair of the Audit Committee is the Board Communications Designee. He will review all communications and report on the communications to the Chair of the Governance and Nominating Committee and the full Board or the Non-Management Directors as appropriate. The Board Communications Designee will take additional action or respond to letters in accordance with instructions from the relevant Board source.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
          On March 19, 2008, our Board of Directors adopted a related person transaction policy that applies to all of our Directors and executive officers. It is the Company’s policy that the Audit Committee of the Board of Directors review and approve all related person transactions in advance, and that such related person transactions be disclosed in accordance with applicable legal and regulatory requirements.
          There are no family relationships between any Company executive officer or Director.
          None of the Directors or executive officers of the Company, nor any person who owned of record or was known to own beneficially more than 5% of the Company’s outstanding shares of its Common Stock, nor any associate or affiliate of such persons or companies, has any material interest, direct or indirect, in any transaction that has occurred since May 1, 2008, or in any proposed transaction, which has materially affected or will affect the Company except as follows:
          The step-mother of a former executive (resigned December 2008) of the Company is the sole shareholder of a company that had facilitated local on-site labour and equipment rentals to the Company for field operations. For the fiscal year ended April 30, 2009, $2,247,385 paid to this company (2008 — $6,118,444) has been included in Exploration Expense. These transactions are in the normal course of operations.
          As at April 30, 2009, the Company had $220,273 (April 30, 2008 — $160,295) payable to the above mentioned company. As at March 13, 2009, the contract with this company was terminated.
          The son of an executive of the Company is a 50% shareholder of a company that facilitates local on-site kitchen labour and catering functions to the Company for field operations. For the year ended April 30, 2009, $1,638,305 (2008 — $1,559,060) have been included in Exploration costs. These transactions are in the normal course of operations.
          As at April 30, 2009, the Company had $52,010 (April 30, 2008 — nil) payable to the above mentioned company.
          The brother of an executive of the Company is a 50% shareholder of a company that provides geophysical and geological analysis to the Company. For the year ended April 30, 2009, $161,361 (2008 — $5,868) have been included in Exploration costs. These transactions are in the normal course of operations.
          As at April 30, 2009, the Company had nil (April 30, 2008 — nil) payable to the above mentioned company.

EXECUTIVE COMPENSATION
     The following Compensation Discussion and Analysis describes the material elements of compensation for the executive officers identified in the Summary Compensation Table contained below. These are our “Named Executive Officers” and include each of the individuals who served as the Company’s principal executive officer and principal financial officer at any time during the 2009 fiscal year and the Company’s next three most highly compensated executive officers.
Compensation Discussion and Analysis
Oversight of Executive Compensation Program
     As more fully described below, the Compensation Committee of the Board of Directors (the “Compensation Committee”) reviews and recommends to the full Board of Directors each of the compensation programs for our senior executive officers, including the Named Executive Officers. Our senior executive officers review the base salary, annual bonus and long-term compensation levels for the other officers and permanent employees. The entire Board of Directors remains responsible for significant changes to or adoption of new employee benefit plans. Consistent with the listing requirements of the NYSE Amex, the Compensation Committee is composed entirely of independent members of our Board of Directors.
Compensation Program Philosophy and Objectives
Our compensation program has five objectives:
•	support the Company’s overall business strategy;

•	align total compensation with shareholder interests;

•	minimize turnover related to compensation issues;

•	reward key executives and key employees for demonstrated performance through short- and long-term incentive plans; and

•	balance the proportion of fixed (i.e., base salary) versus variable (i.e. short- and long-term incentives) compensation to be competitive with typical practice among peers.
     In making compensation decisions, the Compensation Committee considers various factors such as each executive’s motivation level, leadership ability, overall knowledge and experience in his or her particular segment of our business, the competitive compensation environment for such individual, that person’s unique skills and his or her expected future contribution to the success of our company. We feel that if these qualities are rewarded, the executives will be motivated to achieve our corporate goals and implement our strategies.
Elements of Compensation
     The Compensation Committee believes that the compensation environment for qualified professionals in the industry in which the Company operates is highly competitive and the possibility exists that other companies will be able to offer more concrete benefits and higher salaries to its senior officers. It also believes that similar compensation pressure has resulted from increased financial reporting and corporate governance requirements implemented in recent years. In order to compete in this environment, our Named Executive Officers’ compensation has four components:
•	base salary;

•	short-term cash-based incentives which are determined annually using informed discretion (i.e. not a formula) and approved by the Board of Directors;

•	long-term equity-based incentives to be considered annually at the discretion of the Board of Directors; and

•	other benefits that, in most cases, are available to all salaried employees.
     The Company does not provide its executives, or any other Company employees, with the opportunity to participate in a pension plan or non-qualified deferred compensation plan.
How Elements of Our Compensation Program are Related to Each Other
     We view the various components of compensation as related but distinct and emphasize “pay for performance” with a significant portion of total compensation reflecting a risk aspect tied to long- and short-term financial and strategic goals. Our compensation philosophy is to foster entrepreneurship at all levels of the organization by making long-term equity-based incentives, in particular stock option grants, a significant component of executive compensation. We determine the appropriate level for each compensation component based in part, but not exclusively, on our view of internal equity and consistency, and other considerations we deem relevant, such as rewarding extraordinary performance. Our Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of non-cash compensation. We have not adopted any formal internal pay-equity proposal, but it is the Compensation Committee’s goal to be fair and reasonable to all employees within the limitations of the Company’s financial capabilities and equity requirements.
     The Compensation Committee has engaged independent consultants, Mercer (Canada) Limited, to assist it in its determination of peer group assessments and other factors in assessing overall executive compensation. In determining the relevant peer group, the Compensation Committee considered public and private companies with oil and gas exploration and production operations including those with oil sands operations. Specifically, these included 17 peer groups with respect to the compensation of our Named Executive Officers and 30 peer groups with respect to the compensation of all other executives and employees:
Named Executive Officers’ and All Other Executives Peer Groups

Albian Sands Energy Inc.	Opti Canada Inc.
Athabasca Oil Sands Corporation	Petrobank Energy Resources Ltd.
BA Energy Inc.	Statoil Hydro Canada Ltd.
Connacher Oil and Gas Limited	Synenco Energy Inc.
Grizzly Resources Ltd.	Total E&P Canada Ltd.
Japan Canada Oil Sands Limited	UTS Energy Corp.
Laricina Energy Ltd.	Zargon Energy Trust
MEG Energy Corp.
Employees’ Peer Groups

Albian Sands Energy Inc.	Norsk Hydro Canada Oil and Gas Inc.
BA Energy Inc.	North American Oil Sands Corp.
Baytex Energy Inc.	North West Upgrading Inc.
BP Canada Energy Company	Opti Canada Inc.
Canadian Natural Resources Limited	Petrobank Energy and Resources Ltd.
Canadian Oil Sands Limited	Petro-Canada Inc.
Chevron Canada Resources	Royal Dutch Shell PLC
Connacher Oil and Gas Limited	Schlumberger Canada Ltd.
ConocoPhillips Canada	Suncor Energy Inc.
Encana Corporation	Syncrude Canada Limited
Grizzly Resources Ltd	Synenco Energy Inc.
Japan Canada Oil Sands Limited	Total E&P Canada Ltd.
Laricina Energy Ltd.	UTS Energy Corporation
MEG Energy Corp.	Western Oil Sands Inc.
Nexen Inc.	Zargon Energy Trust.

     The aspects of compensation that were assessed in the “peer group assessments” include base salary, short-term incentives, perquisites, and long-term incentives. Factors also considered in assessing overall executive compensation in relevant peer groups included size and nature of organizations, comparable positions, industry competitive pressures in specific geographic location, and target pay positioning for roles of strategic importance and other roles in the organization. All of the decisions with respect to determining the amount or form of executive compensation under the Company’s executive compensation programs are made by the Compensation Committee and may reflect factors and considerations other than the information and advice provided by Mercer (Canada) Limited.
     Base Salary. Base salary, paid in cash, is the first element of compensation for our Named Executive Officers. We set base salaries at a level we believe enables us to hire and retain individuals in a competitive environment and to reward individual performance and contribution to our overall business goals, while recognizing that our Named Executive Officers have additional incentives to work towards the Company’s success. Individual performance and contribution to the overall business goals of the Company are subjective measures and are also evaluated by the Compensation Committee.
     During our fiscal year ended April 30, 2008, the annual base salaries for Messrs. Wilson, Hopkins, Hirji and Yildirim were increased by the Board of Directors, on recommendation from the Compensation Committee, due to the highly competitive compensation environment for qualified executives in the industry and in the local business environment during the 2008 fiscal year and the significant increase in the scope and complexity of our operations from 2007, which resulted in additional responsibilities in the core duties of these executives. None of these executives received increases in their annual base salary during fiscal year 2009. Messrs. Wong and Fitzgibbon joined the Company during the last fiscal year and their base salaries remained unchanged throughout fiscal year 2009. On August 1, 2009, Mr. Wong’s base salary was increased from $209,717 ($240,000 CDN) to $262,146 ($300,000 CDN). No other Named Executive Officer received an increase in base salary at that time.
     The Compensation Committee believes that base salaries for our Named Executive Officers are appropriate for executives serving a public company of our size in our industry.
     Annual Discretionary Cash Bonuses. Annual discretionary cash bonuses are the second element of our compensation plan. The Compensation Committee believes it is appropriate that executive officers and other employees have the potential to receive a significant portion of their annual cash compensation as a cash bonus to encourage performance to achieve key short-term (annual) corporate objectives and to be competitive from a total remuneration standpoint.
     In accordance with the executive employment agreements for each Named Executive Officer, the award of cash bonuses is at the sole discretion of the Compensation Committee. There are no formal written guidelines currently in effect. In accordance with the terms of Messrs. Fitzgibbon and Wong’s employment agreements, when a bonus plan is established by the Company, the executives will be eligible to receive a target bonus equal to 50% and 40% of their base salary respectively. The Board of Directors has discretion to adjust this target up or down. The Board of Directors and the Compensation Committee has the discretion to not award any cash bonus to any of our Named Executive Officers if warranted. We have no set formula for determining or awarding discretionary cash bonuses to our other executives or employees and there is no specific guideline for determining how much weight to give to individual and Company performance factors when determining the amount of the discretionary bonus. In determining whether to award bonuses and the amount of any bonuses, we have taken and will continue to take into consideration discretionary factors such as the individual’s current and expected future performance, level of responsibilities, retention considerations, peer group assessments, and the total compensation package, as well as Company resources and business projections, and other operational factors.
     The Compensation Committee may also consider how unexpected events may have impacted the Company’s performance with respect to determining the appropriateness of a bonus. For example, a large acquisition may substantially change our budget and forecast prepared prior to the beginning of a year, thereby affecting the cash available for payment of bonuses. Also, our Compensation Committee encourages our executives to pursue long-

term goals, even if these long-term goals may result in a reduction in our near-term performance. Accordingly, the Compensation Committee will determine whether and in what amount a discretionary bonus is appropriate for each of the Named Executive Officers after taking into account all factors that the Compensation Committee, in its discretion, determines to be appropriate.
     Where the Compensation Committee determines that bonuses are properly payable, but cash considerations do not permit the payment of a bonus in cash, the Compensation Committee will consider payment of the bonus amount in restricted stock or options. The Compensation Committee may also defer all or any part of any bonus to future years.
     We paid cash bonuses during fiscal year 2009 with respect to fiscal year 2008 to certain of our Named Executive Officers as disclosed in the “Summary Compensation Table” below. For these cash bonus awards, the Compensation Committee considered the following overall corporate objectives: (i) the attainment of exploration goals by the Company; (ii) the progress made on pre-commercialization activities for our oil sands discoveries; (iii) the timely acquisition of key strategic assets for the future of the Company; (iv) the ability of our senior executives to secure financing for the operations of the Company; (v) the ability of our senior executives to execute these programs within established budgets; and (vi) the individual roles and performance of our senior executives in accomplishing these corporate objectives.
     The Compensation Committee also considered the following individual factors for each Named Executive Officer: (i) operations excellence; (ii) development of key relationships; (iii) creating and supporting a strong environment of corporate governance and (iv) leadership in the execution of corporate goals. The Compensation Committee also considered the significant labor constraints for skilled executives in the oil sands industry in the Alberta marketplace to ensure that the discretionary cash bonuses reflected an appropriate retention component.
     As a result of the above factors and the judgment exercised by the Compensation Committee, for fiscal year 2008, the discretionary cash bonuses for Messrs. Wilson, Hopkins, Hirji and Yildirim were awarded in an amount equal to 50%, 50%, 67% and 50% of their annual base salary respectively. These bonus amounts were determined following completion of fiscal year 2008 and were paid during fiscal 2009. As a result of the consideration of similar factors in respect of Company performance in fiscal year 2009 and the judgment exercised by the Compensation Committee, none of the Company’s Named Executive Officers received a cash bonus in respect of fiscal year 2009.
     The Compensation Committee believes that not awarding a discretionary cash bonus to any of our Named Executive Officers for fiscal 2009 was appropriate based on the discretionary factors discussed above because our goals with respect to Company performance were not achieved.
     Long-Term Equity-Based Incentives. Equity-based incentives form a third element of our compensation program. Long-term equity-based incentive compensation is an element of our compensation policy because we believe it aligns management and executives’ interests with the interests of the Company’s shareholders. Our equity incentives also reward the attainment of long-term corporate objectives by our executives. We generally grant equity in the form of stock options that are subject to vesting over several years in order to encourage management and executive retention. We also believe that grants of equity-based compensation are necessary to enable us to be competitive from a total remuneration standpoint. At the present time, the Company has two equity incentive plans for its management and employees: its 2005b Stock Option Plan and its 2006 Stock Option Plan. The Company does not intend to grant any further options under the 2005b Stock Option Plan and there are no grants outstanding under that plan.
     The Compensation Committee administers our long-term equity-based incentive plans and performs functions that include selecting award recipients, determining the timing of grants and assigning the number of shares subject to each award, fixing the time and manner in which awards are exercisable, setting exercise prices and vesting and expiration dates, and from time to time recommending rules and regulations for carrying out the purposes of our plans for approval by the Board of Directors. For compensation decisions regarding the grant of equity compensation to executive officers (other than the Executive Chairman and the President and Chief Executive Officer) and other employees, our Compensation Committee typically considers recommendations from our Executive Chairman and the President and Chief Executive Officer as well as the competitive environment associated with longer-term compensation. All awards are granted at an exercise price equal to the fair market value on the grant date in accordance with Statement of Financial Accounting Standard No. 123 (SFAS 123(R)).

     Typically, awards vest over multiple years, but the Compensation Committee maintains the discretionary authority to vest the equity grant immediately if the individual situation merits. In the event of a change of control, or upon the death, disability, retirement or termination of a grantee’s employment without cause, all outstanding equity-based awards may immediately vest depending on the individual’s employment arrangement. Please see “Employment Contracts, Change of Control Arrangements and Certain Other Matters” below for further details. Awards are typically granted annually on August 1st of each year in connection with our annual performance reviews and salary adjustments. If an executive begins employment with the Company during the fiscal year, the executive may also receive an initial equity grant at such time.
     We have no set formula for granting awards to our executives or employees. In determining whether to grant awards and the amount of any awards, we take into consideration discretionary factors discussed in ‘Annual Discretionary Cash Bonuses’ above.
     In determining the specific fiscal year 2009 awards for our individual Named Executive Officers, the Compensation Committee considered overall corporate objectives and individual executive criteria including those listed above in ‘Annual Discretionary Cash Bonuses’.
     Grants to individual Named Executive Officers made prior to fiscal year 2009 that are still outstanding are contained in the “Outstanding Equity Awards at 2009 Fiscal Year End” table below. Grants to individual Named Executive Officers for fiscal 2008 were granted on August 1, 2008 during fiscal year 2009 and are contained in the “Grants of Plan-Based Awards in Fiscal Year 2009” table below. The stock options awarded during fiscal year 2009 are for a 5 year term and vest at the rate of 25% on the date of grant and 25% on either each of the first three annual anniversary dates of the grant date or each of the first three six-month anniversary dates of the date of grant to reflect the long-term nature of the Company’s overall goals and provide a longer term incentive to the executive. The sizes of the individual grants were reflective of the factors described above and the roles of each individual in the Company.
     The following awards were made to our Named Executive Officers during fiscal year 2009:
•	On August 1, 2008 and December 9, 2008, Mr. Wilson was awarded 475,000 options and 800,000 options respectively, in recognition of his contribution to the Company’s corporate goals, including his role in the Company’s financing efforts and acquisitions during the year ended April 30, 2008 and his expected future contributions to the Company.

•	On August 1, 2008 and December 9, 2008, Mr. Hopkins was awarded 475,000 options and 800,000 options respectively, in recognition of his contribution to the Company’s corporate goals, including exploration success, the Company’s financing efforts and his role in the Company’s ability to execute its programs within established budgets during the year ended April 30, 2008 and his expected future contributions to the Company.

•	On August 1, 2008 and December 9, 2008, Mr. Hirji was awarded 475,000 options and 150,000 options respectively, in recognition of his contribution to the overall corporate objectives including his role in the Company’s ability to execute its programs within established budgets during the year ended April 30, 2008 and his expected future contributions to the Company.

•	On August 1, 2008 and December 9, 2008, Mr. Yildirim was awarded 400,000 options and 100,000 options respectively, in recognition of his contribution to the Company’s progress on pre-commercialization activities for its oil sands discoveries during the year ended April 30, 2008 and his expected future contributions to the Company.

•	On July 15, 2008, Mr. Fitzgibbon was awarded 2,000,000 options pursuant to the terms of his employment agreement which began to vest upon his commencement of employment with the Company on September 16, 2008. On December 9, 2008, Mr. Fitzgibbon was awarded 800,000 options in recognition of his contributions to the Company’s overall corporate objectives.

•	On February 23, 2009, Mr. Wong was awarded 500,000 options pursuant to the terms of his employment agreement and in connection with his commencement of employment with the Company on that date.
     The large dollar value assigned to the options using the Black-Scholes model is primarily due to the high volatility of the Company’s stock price.
     Other Employee Benefits. Pursuant to the terms of their employment agreements, Messrs. Hopkins, Fitzgibbon, Yildirim and Hirji are entitled to the use of a vehicle provided by the Company or a vehicle allowance of $1,500 CDN per month if no such vehicle is provided and Mr. Wong is also entitled to a vehicle allowance of $1,500 CDN per month. The Company’s executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, group life and long-term disability insurance, in each case on the same basis as other employees. The Company provides vacation and other paid holidays to all employees, including the Named Executive Officers, which are comparable to those provided by other companies in our peer group. The Company does not have any equity or security ownership guidelines for executives. The Company does not consider the accounting and tax treatment of the particular forms of compensation awarded to executives when determining those awards.
     Our articles of incorporation and bylaws entitle our officers and directors to advancement or reimbursement of their legal expenses, to the fullest extent permitted by law, if they are involved in litigation as a result of performing services for the Company or other enterprise at its request. The right to indemnification is conditioned on meeting a specified standard of care, generally requiring the officer to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company.
     Employment Contracts, Change of Control Arrangements and Certain Other Matters. We have entered into employment agreements with each of our Named Executive Officers. The payments provided for under the employment agreements in the event of termination without cause or resignation in the event of a change of control are designed to assure the Company of the continued employment and attention and dedication to duty of these key management employees and to seek to ensure the availability of their continued service, notwithstanding the possibility or occurrence of a change of control of the Company. The amount of severance payable is an amount the Company has determined is necessary to remain competitive in the marketplace for executive talent. The material terms of the employment agreements are described following the “Grants of Plan-Based Awards in Fiscal Year 2009” table below and the severance provisions are described under “Potential Payments Upon Termination or Change of Control below”.
     Report of the Compensation Committee
     The following Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report.
     The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. The Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the registrant’s proxy statement on Schedule 14A and in the registrant’s Annual Report on Form 10-K.
     Respectfully submitted by the Compensation Committee of the Board of Directors:
Ronald Phillips, Chairman
Thomas Milne
William Scott Thompson
John Read

Summary Compensation Table
     The following table sets out the compensation recorded for the fiscal years ended April 30, 2009, 2008, and 2007 in respect to each of the individuals who served as the Company’s Named Executive Officers. All compensation is paid in Canadian Dollars and shown in United States Dollars converted at the average exchange rate for the year as determined by the Bank of Canada ($1.00 US = $1.1444 CDN (2009)).

				Option	All Other
		Salary	Bonus	Awards(5) (6) (7)	Compensation(8)	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)
T. Murray Wilson	2009	349,528	—	2,397,245	3,770	2,750,543
Executive Chairman(1)	2008	366,712	195,580	5,399,940	6,176	5,968,408
	2007	263,667	132,712	21,427,791	800	21,824,970

Christopher H. Hopkins	2009	349,528	—	2,705,543	2,376	3,057,447
President and Chief Executive Officer (2)	2008	366,712	195,580	3,048,051	794	3,611,137
	2007	263,667	Nil	9,253,454	820	9,517,941

Jamey Fitzgibbon	2009	218,455	349,528	3,905,334	7,146	4,480,463
President and Chief Operating Officer (3)	2008	—	—	—	—	—
	2007	—	—	—	—	—

Garth Wong	2009	39,322	—	108,331	3,756	151,409
Chief Financial Officer (4)	2008	—	—	—	—	—
	2007	—	—	—	—	—

Erdal Yildirim,	2009	253,408	—	1,344,427	19,891	1,617,726
Executive Vice President	2008	273,812	57,044	1,194,091	19,820	1,544,767
Project Development(2)	2007	126,514	-l	265,247	10,442	402,203

Karim Hirji,	2009	340,244	—	(868,409)	15,597	(512,568)
Former Chief Financial Officer(2)	2008	336,153	171,132	2,486,376	23,060	3,046,721
	2007	219,722	—	5,435,785	18,103	5,673,610

1)	Mr. Wilson became an officer of the Company on May 1, 2006.

2)	Messrs. Hopkins and Hirji became officers of the Company on August 14, 2006. Prior thereto, they were employees of OQI Sask from May 1, 2005 to August 14, 2006. Mr. Hirji resigned as CFO on February 23, 2009. Mr. Yildirim became an officer of the Company on October 2, 2006. All compensation paid to them during the disclosed periods has been included.

3)	Mr. Fitzgibbon entered into an executive employment agreement on July 15, 2008 and commenced employment with the Company on September 16, 2008. Pursuant to the terms of his employment agreement, Mr. Fitzgibbon received a signing bonus equal to $349,528 ($400,000 CDN). Mr. Fitzgibbon resigned on July 6, 2009. Prior to Mr. Fitzgibbon’s appointment and following his resignation, Mr. Hopkins assumed the role of President of the Company.

4)	Mr. Wong became an officer of the Company on February 23, 2009.

5)	The amounts reported in this column represent the dollar amount of stock options awards recognized, or “expensed,” for each of the Named Executive Officers as compensation costs for financial reporting purposes (assuming no risk of forfeiture) in accordance with SFAS 123(R) for the applicable fiscal year. Assumptions used in the calculations of these amounts are included in footnote 2g of the notes to the Company’s financial statements in the Company’s 2007 Annual Report on Form 10-K, footnote 3h of the notes to the Company’s financial statements in the Company’s 2008 Annual Report on Form 10-K/A and footnote 11 of the notes to the Company’s financial statements in the Company’s 2009 Annual Report on Form 10-K.

6)	As a result of Mr. Hirji’s resignation, the Company recognized a credit of $808,409 in compensation expense during fiscal 2009, representing the amount of previously recognized compensation expense associated with the portion of stock option awards that ultimately had not vested when Mr. Hirji ceased to be an employee of the Company. Mr. Hirji is currently acting as a consultant to the Company and he will retain all outstanding stock options until the consulting agreement is terminated, at which time all unvested options will be forfeited.

7)	For Messrs. Hopkins and Hirji this amount was incorrectly reported in the compensation disclosure for fiscal years 2007 and 2008. This has now been included and the correct amount reported for all three fiscal years.

8)	Premiums paid for the employee health benefits program, automobile allowances or personal use benefits of automobiles are included herein. For Messrs. Yildirim and Hirji, these amounts include a $1,500 CDN per month automobile allowance or use of a Company vehicle pursuant to the terms of each executive’s employment agreement. For Mr. Yildirim, the amount reported also includes an average of $175 CDN per month cost for his participation in the employee health benefits program.
Grants of Plan-Based Awards in Fiscal Year 2009
     The following table presents information with respect to each award made to our Named Executive Officers under our 2006 Stock Option Plan in fiscal year 2009. No performance-based equity awards and no equity or non-equity plan-based awards, other than stock options, were granted during fiscal year 2009.

		All Option
		Awards:
		Number of	Exercise or
		Securities	Base Price of	Grant Date
		Underlying	Option	Fair Value of
		Options	Awards	Option
Name	Grant Date	(#) (1)	($/Sh) (2)	Awards ($) (3)
T. Murray Wilson	August 1, 2008	475,000	4.51	1,306,250
	December 9, 2008	800,000	0.81	584,000

Christopher Hopkins	August 1, 2008	475,000	4.51	1,306,250
	December 9, 2008	800,000	0.81	584,000

Jamey Fitzgibbon	July 15, 2008	2,000,000	5.45	6,660,000
	December 9, 2008	800,000	0.81	584,000

Garth Wong	February 23, 2009	500,000	0.71	325,000

Erdal Yildirim	August 1, 2008	400,000	4.51	1,100,000
	December 9, 2008	100,000	0.81	73,000

Karim Hirji	August 1, 2008	475,000	4.51	1,306,250
	December 9, 2008	150,000	0.81	109,500

1)	All stock options, except those granted to Mr. Fitzgibbon on July 15, 2008 and those granted to all Named Executive Officers except Mr. Wong on December 9, 2008, vest either (i) 25% on the date of grant and 25% on each of the first three anniversary dates of the date of grant; or (ii) 100% upon a merger, acquisition, sale or a change of control, in accordance with the relevant stock option agreement. The options granted on December 9, 2008 vest either (i) 25% immediately and 25% every six months for eighteen months after the date of grant (June 9, 2009, December 9, 2009, and June 9, 2010); or (ii) 100% upon a merger, acquisition, sale or a change of control. The vesting schedule for the December 2008 grants was accelerated to provide a stronger retention incentive for the executives. Additionally, the stock options granted to Mr. Fitzgibbon on July 15, 2008, the effective date of his employment agreement, vested 25% on September 16, 2008, the date he commenced employment with the Company, and 25% on each of the first three anniversaries of the grant date.

2)	The exercise price for stock options is equal to the closing price of our Common Stock on the date of grant as quoted on the NYSE Amex.

3)	The Company estimates the fair value of stock options using the Black-Scholes valuation model, consistent with the provisions of SFAS No. 123R. The Black-Scholes valuation model requires the input of highly subjective assumptions, including the option’s expected life and the expected price volatility of the Common Stock. The expected stock price volatility assumption was determined using historical volatility of the Common Stock. This amount disregards any estimate of forfeitures.
Employment Agreements of our Named Executive Officers
T. Murray Wilson
     On May 1, 2006, and as amended effective on September 22, 2006 and August 1, 2007, the Company entered into an executive employment agreement for an indefinite term with T. Murray Wilson under which Mr. Wilson receives an annual base salary (currently at $349,528 ($400,000 CDN)) and is eligible to receive an annual bonus up to 200% of his annual base salary. In addition, Mr. Wilson received options to acquire 4,000,000 shares Common Stock at an exercise price of $6.75 (equal to the per-share fair market value on the date of grant), all of which are now fully vested and exercisable.
Christopher H. Hopkins
     On August 14, 2006, Christopher H. Hopkins entered into an executive employment agreement for an indefinite term with the Company, pursuant to which he receives a base annual salary (referred to as the Base Fee in his agreement — currently at $349,528 ($400,000 CDN)). He is entitled to participate in the Company’s long and short term incentive plans (including stock option plans) and receive bonuses from time to time in amounts and on such terms and conditions as may be determined by the Board of Directors in its sole discretion.
Jamey Fitzgibbon
     Effective July 15, 2008, Jamey Fitzgibbon entered into an executive employment agreement with the Company for an indefinite term commencing on September 16, 2008, pursuant to which he received a base annual salary currently at $349,528 ($400,000 CDN). Mr. Fitzgibbon also received a $349,528 ($400,000 CDN) signing bonus of which $174,764 ($200,000 CDN) was paid on his first active date of employment and the remaining $174,764 ($200,000 CDN) was paid six months from that date. Additionally, Mr. Fitzgibbon was entitled to participate in the Company’s long and short term incentive plans (including stock option plans) and receive bonuses in amounts and on such terms and conditions as determined by the Board of Directors. Additionally, Mr. Fitzgibbon was granted options to purchase 2,000,000 shares of Company common stock. The options vest in 25% increments; the first 25% vested upon Mr. Fitzgibbon commencing his duties with the Company and the remaining 75% were to vest annually on a pro-rata basis on each anniversary date of the date of grant (July 15, 2008). Mr. Fitzgibbon resigned from the Company effective July 6, 2009 and his employment agreement was terminated on that date. The terms of his severance letter agreement are described below under “Potential Payments Upon Termination or Change of Control”.
Garth Wong
     On February 23, 2009, and amended and restated on April 9, 2009, Garth Wong entered into an executive employment agreement for an indefinite term with the Company pursuant to which he will receive a base annual salary (referred to as the Base Fee in his agreement — currently at $262,146 ($300,000 CDN)). He is entitled to participate in the Company’s long and short term incentive plans (including stock option plans) and receive bonuses from time to time in amounts and on such terms and conditions as may be determined by the Board of Directors in its sole discretion. Mr. Wong is also entitled to a vehicle allowance in the amount of $1,500 per month.
     Additionally, Mr. Wong was granted options to purchase 500,000 shares of Company common stock. The options vest in 25% increments, with the first 25% vesting upon Mr. Wong commencing his duties with the Company and the remaining 75% vesting annually on a pro-rata basis on each anniversary date of the effective date of Mr. Wong’s executive employment agreement.

Erdal Yildirim
     On October 2, 2006, Erdal Yildirim entered into an executive employment agreement for an indefinite term with the Company pursuant to which he receives a base annual salary (referred to as the Base Fee in his agreement) (currently at $253,408 ($290,000 CDN)). The executive is entitled to participate in the Company’s long and short term incentive plans (including stock option plans) and is eligible is receive bonuses from time to time in amounts and on such terms and conditions as may be determined by the Board of Directors in its sole discretion.
Karim Hirji
     On August 14, 2006, Karim Hirji entered into an executive employment agreement with the Company pursuant to which he received a base annual salary (referred to as the Base Fee in his agreement — currently at $327,683 ($375,000 CDN)). He was entitled to participate in the Company’s long and short term incentive plans (including stock option plans) and receive bonuses from time to time in amounts and on such terms and conditions as may be determined by the Board of Directors in its sole discretion.
     Mr. Hirji resigned as an executive on February 23, 2009 and entered into a consulting agreement with the Company effective March 10, 2009 pursuant to which he will provide services as an independent contractor transitioning his role and responsibilities to Mr. Wong as the incoming CFO for up to two days per week for a term of one year at a daily fee of $1,200 CDN or hourly rate of $150 CDN. The agreement may be terminated by either party on 30 days written notice. He will retain all outstanding stock options for the duration of the consulting agreement and upon termination of the agreement all unvested options will terminate.
Outstanding Equity Awards At 2009 Fiscal Year-End(1)
     The following table sets out the unexercised stock options held by each Named Executive Officer outstanding as of the end of our 2009 fiscal year.

			Equity
			Incentive Plan
			Awards:
			Number of
	Number of	Number of	Securities
	Securities	Securities	Underlying
	Underlying	Underlying	Unexercised
	Unexercised	Unexercised	Unearned	Option	Option
	Options (#)	Options (#)	Options	Exercise	Expiration
Name	Exercisable	Unexercisable	(#)	Price ($)	Date
T. Murray Wilson (2)	1,000,000			6.75	May 1/11
	1,000,000			6.75	Aug. 14/11
	1,000,000			6.75	May 1/12
	1,000,000			6.75	May 1/13
	206,250	68,750	275,000	5.05	Aug. 23/11
	375,000	375,000		4.27	Aug. 1/12
	118,750	356,250		4.51	Aug. 1/13
	200,000	600,000		0.81	Dec. 9/18

Christopher H. Hopkins(3)	225,000	75,000	300,000	5.05	Aug. 23/11
	375,000	375,000		4.27	Aug. 1/12
	118,750	356,250		4.51	Aug. 1/13
	200,000	600,000		0.81	Dec. 9/18

Jamey Fitzgibbon (4)	500,000	1,500,000		5.45	July 15/13
	200,000	600,000		0.81	Dec. 9/18

Garth Wong (5)	125,000	375,000		0.71	Feb. 23/19

Erdal Yildirim (6)	102,500	37,500	150,000	3.89	Oct. 2/11
	200,000	200,000		4.27	Aug. 1/12
	100,000	300,000		4.51	Aug. 1/13
	25,000	75,000		0.81	Dec. 9/18

Karim Hirji (7)	150,000	50,000	200,000	5.05	Aug. 23/11
	300,000	300,000		4.27	Aug. 1/12
	118,750	356,250		4.51	Aug. 1/13
	37,500	112,500		0.81	Dec. 9/18

(1)	In addition to the options to purchase Common Stock held as set out above, Messrs. Hopkins and Hirji also hold certain options to acquire Exchangeable Shares, which are exchangeable into shares of the Common Stock, under options granted by OQI Sask prior to the reorganization of August 14, 2006. Each option entitles the holder to 8.23 Exchangeable Shares. Details of OQI Sask options held are as follows:
•	Mr. Hopkins holds: (i) 200,000 options to acquire OQI Sask common shares at $6.00 CDN which are exercisable and expire as to 100,000 on December 15, 2010 and 100,000 on May 1, 2011, (ii) 266,667 options to acquire OQI Sask common shares at $25.00 CDN per share which are exercisable and expire on May 1, 2011, and (iii) 33,333 options to acquire OQI Sask common shares at $25.00 CDN per share which became vested and exercisable on May 1, 2009 and expire on May 1, 2011.

•	Mr. Hirji holds: (i) 50,000 options to acquire OQI Sask common shares at $6.00 CDN per share which are exercisable and expire on May 1, 2011, (ii) 166,667 options to acquire OQI Sask common shares at $25.00 CDN per share which are exercisable and expire on May 1, 2011, and (iii) 33,333 options to acquire OQI Sask common shares at $25.00 CDN per share which became vested and exercisable on May 1, 2009 and expire on May 1, 2011.
(2)	Stock options granted to T. Murray Wilson under the Company’s 2006 Stock Option Plan consist of:
•	4,000,000 options received pursuant to Mr. Wilson’s employment agreement with the Company described above. All of these options are now vested and remain exercisable at an exercise price of $6.75 for five years following the date of vesting. Of these options, 1,000,000 vested immediately; 1,000,000 vested upon attaining certain reorganization goals of the Company, which occurred on August 14, 2006; 1,000,000 vested on May 1, 2007; and 1,000,000 vested on May 1, 2008.

•	300,000 options at an exercise price of $5.05 on August 23, 2006. The options vest either (i) 25% immediately on the date of grant and 25% each year on the first three anniversaries of the date of grant; or (ii) 100% upon a merger, acquisition, sale or a change of control. On September 27, 2006, Mr. Wilson returned 25,000 of these options to the Company for cancellation.

•	300,000 bonus options at an exercise price of $5.05 on August 23, 2006. The options vest either (i) 25% upon a 750 million bitumen in place (“BIP”) barrel count defined as the high resource (P10) estimate of bitumen in place, 50% upon a 1 billion BIP barrel count, 75% upon a 1.25 billion BIP barrel count, and 100% upon a 1.5 billion BIP barrel count, and three years from the date of grant; or (ii) 100% vesting upon a merger, acquisition, sale, or change of control. On September 27, 2006, Mr. Wilson returned 25,000 of these options to the Company for cancellation.

•	750,000 options at an exercise price of $4.27 on August 1, 2007 and 475,000 options at an exercise price of $4.51 on August 1, 2008. All of these options vest either (i) 25% immediately on the date of grant and 25% each year on the first three anniversaries of the date of grant; or (ii) 100% upon a merger, acquisition, sale or a change of control.

•	800,000 options at an exercise price of $0.81 on December 9, 2008. These options vest either (i) 25% immediately and 25% every six months for eighteen months after the date of grant (June 9, 2009, December 9, 2009, and June 9, 2010); or (ii) 100% upon a merger, acquisition, sale or a change of control.
(3)	Options granted to Christopher H. Hopkins under the Company’s 2006 Stock Option Plan consist of:
•	300,000 options at an exercise price of $5.05 on August 23, 2006. The options vest either (i) 25% upon a 750 million BIP barrel count defined as the high resource (P10) estimate of bitumen in place, 50% upon a 1 billion BIP barrel count, 75% upon a 1.25 billion BIP barrel count, and 100% upon a 1.5 billion BIP barrel count, and three years from date of grant; or (ii) 100% upon a merger, acquisition, sale, or change of control.

•	300,000 options at an exercise price of $5.05 on August 23, 2006, 750,000 options at an exercise price of $4.27 on August 1, 2007 and 475,000 options at an exercise price of $4.51 on August 1, 2008. All of these options vest either (i) 25% immediately and 25% each year for three years after the date of grant; or (ii) 100% upon a merger, acquisition, sale or a change of control.

•	800,000 options at an exercise price of $0.81 on December 9, 2008. These options either (i) 25% immediately and 25% every six months for eighteen months after the date of grant (June 9, 2009, December 9, 2009, and June 9, 2010); or (ii) 100% upon a merger, acquisition, sale or a change of control.
Mr. Hopkins also holds vested options to acquire 3,840,670 Exchangeable Shares of which 823,000 expire on December 15, 2010 and 3,017,670 expire on May 1, 2011 and unvested options to acquire 274,330 Exchangeable Shares which vested on May 1, 2009 and expire on May 1, 2011. The Exchangeable Shares expire on August 14, 2013. These options were issued by OQI Sask pursuant to the Reorganization Agreement dated June 9, 2006.
(4)	Options granted to Jamey Fitzgibbon under the Company’s 2006 Stock Option Plan consist of:
•	2,000,000 options at an exercise price of $5.45 on July 15, 2008. The options vest either (i) 25% on commencement of employment (September 16, 2008) and 25% on the first three anniversaries of the date of grant (July 15, 2009, July 15, 2010, and July 15, 2011); or (ii) 100% upon a merger, acquisition, sale or a change of control.

•	800,000 options at an exercise price of $0.81 on December 9, 2008. The options vest either (i) 25% immediately and 25% every six months for eighteen months after the date of grant (June 9, 2009, December 9, 2009, and June 9, 2010); or (ii) 100% upon a merger, acquisition, sale or a change of control.
(5)	Options granted to Garth Wong under the Company’s 2006 Stock Option Plan consist of:
•	500,000 options at an exercise price of $0.71 on February 23, 2009. The options vest either (i) 25% immediately on the date of grant and 25% each year on the first three anniversaries of the date of grant; or (ii) 100% upon a merger, acquisition, sale or a change of control.
(6)	Options granted to Erdal Yildirim under the Company’s 2006 Stock Option Plan consist of:
•	150,000 options at an exercise price of $3.89 on October 2, 2006. The options vest either (i) 25% upon a 750 million BIP barrel count defined as the high resource (P10) estimate of bitumen in place, 50% upon a 1 billion BIP barrel count, 75% upon a 1.25 billion BIP barrel count, and 100% upon a 1.5 billion BIP barrel count, and three years from date of grant; or (ii) 100% upon a merger, acquisition, sale, or change of control.

•	150,000 options at an exercise price of $3.89 on October 2, 2006, 400,000 options at an exercise price of $4.27 on August 1, 2007 and 400,000 options at an exercise price of $4.51 on August 1, 2008. All of these options vest either (i) 25% immediately on the date of grant and 25% each year on the first three anniversaries of the date of grant; or (ii) 100% upon a merger, acquisition, sale or a change of control.

•	100,000 options at an exercise price of $0.81 on December 9, 2008. The options vest either (i) 25% immediately on the date of grant and 25% every six months for eighteen months after the date of grant (June 9, 2009, December 9, 2009, and June 9, 2010); or (ii) 100% upon a merger, acquisition, sale or a change of control.
(7)	Options granted to Karim Hirji under the Company’s 2006 Stock Option Plan consist of:
•	200,000 options at an exercise price of $5.05 on August 23, 2006. The options vest either (i) 25% upon a 750 million bitumen in place (“BIP”) barrel count defined as the high resource (P10) estimate of bitumen in place, 50% upon a 1 billion BIP barrel count, 75% upon a 1.25 billion BIP barrel count, and 100% upon a 1.5 billion BIP barrel count, and three years from date of grant; or (ii) 100% vesting upon a merger, acquisition, sale, or change of control.

•	200,000 options at an exercise price of $5.05 on August 23, 2006, 600,000 options at an exercise price of $4.27 on August 1, 2007 and 475,000 options at an exercise price of $4.51 on August 1, 2008. The options vest either (i) 25% immediately on the date of grant and 25% each year on the first three anniversaries of the date of grant; or (ii) 100% upon a merger, acquisition, sale or a change of control.

•	150,000 options at an exercise price of $0.81 on December 9, 2008. The options vest either (i) 25% immediately on the date of grant and 25% every six months for eighteen months after the date of grant (June 9, 2009, December 9, 2009, and June 9, 2010); or (ii) 100% upon a merger, acquisition, sale or a change of control.
Hirji also holds vested options to acquire 1,783,170 Exchangeable Shares all of which expire on May 1, 2011 and unvested options to acquire 274,330 Exchangeable Shares which vested on May 1, 2009 and expire on May 1, 2011. The Exchangeable Shares expire on August 14, 2013. These options were issued by OQI Sask pursuant to the Reorganization Agreement dated June 9, 2006.

     All of the above transactions with our Named Executive Officers are exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3(d).
Options Exercised and Stock Vested During Fiscal Year 2009
     The following table sets out the number of stock options to purchase our Common Stock that were exercised by our Named Executive Officers during the fiscal year ended April 30, 2009. There were no stock grants as bonuses or other equity awards outstanding or available for exercise or vesting during fiscal year 2009.

Option Awards
	Number of	Value
	Shares	Realized
	Acquired on	On
	Exercise	Exercise
Name	(#)	($)
T. Murray Wilson	Nil	Nil
Christopher Hopkins	Nil	Nil
Jamey Fitzgibbon	Nil	Nil
Garth Wong	Nil	Nil
Erdal Yildirim	10,000	14,100
Karim Hirji	Nil	Nil
Potential Payments Upon Termination or Change of Control
     As described above under “Employment Contracts, Change of Control Arrangements and Certain Other Matters” we have entered into employment agreements with each of our Named Executive Officers that provide for severance payments upon the termination of the executive in certain circumstances.
     Pursuant to the terms of the Named Executive Officers’ employment agreements, each executive is subject to covenants not to compete with the Company and not to solicit the Company’s employees and customers. For Mr. Wilson, these restrictive covenants apply either (i) for four months following termination of employment if Mr. Wilson is terminated for Cause or resigns in the absence of a Triggering Event or Change of Control (each as defined below); or (ii) for the duration of the notice period (as defined below) following termination if he is terminated without Cause or resigns as a result of a Triggering Event or Change of Control. For Messrs. Hopkins, Fitzgibbon, Yildirim and Hirji, these covenants apply for four months following termination of employment by the Company for Cause or if he resigns. For Mr. Wong, these covenants apply for three months following termination of employment by the Company for Cause or if he resigns. The covenants do not apply in the event of any other kind of termination of the executives’ employment. The Company is entitled to terminate the employment of each of our Named Executive Officers at any time for Cause, without notice, pay in lieu of notice or any other form of severance or termination pay.
     If the employment of Messrs. Wilson, Hopkins, Yildirim or Hirji is terminated by the Company without Cause or by the executive following a Triggering Event or Change of Control or due to his death or (excluding Mr. Wilson) permanent disability, all vested options will remain exercisable for the shorter of the remaining original exercise period or two years from the termination date. For Messrs. Fitzgibbon and Wong, all options and any other incentive interests that may be granted to him will be treated in accordance with the applicable award agreement upon termination.
T. Murray Wilson
     According to the severance terms of Mr. Wilson’s employment agreement, upon termination of employment by the Company without Cause (as defined below), Mr. Wilson will receive a lump sum payment equal to: (i) his monthly base salary (his annual base salary divided by 12) as of the termination date, multiplied by the number of months in the notice period (which is equal to a minimum of 12 months plus one month for each completed year of service and up to a maximum aggregate of 18 months); (ii) the value of Mr. Wilson’s monthly benefits multiplied by the number of months in the notice period; and (iii) his average annual bonus for either the last three calendar years preceding termination or the term of his employment, if shorter, divided by 12 and multiplied by the number of months in the notice period. Mr. Wilson’s monthly benefits include his health insurance coverage and automobile allowance.
     If Mr. Wilson resigns within 90 days of the occurrence of either a Triggering Event (as defined below) or a Change of Control of the Company (as defined below), Mr. Wilson will be entitled to receive the same lump sum benefits described in (i), (ii) and (iii) above but in each case multiplied by the number of months in the notice period times 1.5. Additionally, all stock options and other unvested incentive compensation granted to Mr. Wilson will immediately vest in full upon such resignation.
     For purposes of Mr. Wilson’s employment agreement:
     “Cause” means, without limiting its interpretation under common law, any willful and gross misconduct by Mr. Wilson in relation to the performance of his duties under his employment agreement, or any gross neglect by him of his duties under his employment agreement.
     “Change of Control” means the occurrence of any of the following:
     (i) the purchase or acquisition of any shares of Common Stock or convertible securities by any person or entity which results in that person or entity beneficially owning, or exercising control or direction over, shares of Common Stock or convertible securities such that the person or entity would beneficially own or exercise control or direction over shares of Common Stock carrying the right to cast more than 30% of the votes attaching to all shares of Common Stock;
     (ii) the amalgamation, consolidation or merger of the Company with any other corporation pursuant to which the shareholders of the Company immediately prior to such transaction do not own shares of the successor or continuing corporation which would entitle them to cast more than 30% of the votes attaching to shares in the capital of the successor or continuing corporation which might be cast to elect directors of that corporation;
     (iii) the sale, lease or transfer by the Company of all or substantially all of the assets of the Company to any person or entity other than an entity related to the Company such as a subsidiary or affiliate; or
     (iv) approval by the Company shareholders of the liquidation, dissolution or winding-up of the Company.
     “Triggering Event” means the occurrence or omission of any event or course of events which would constitute constructive dismissal of Mr. Wilson as an employee of the Company under the common law and includes the occurrence of any of the following without Mr. Wilson’s consent:
     (i) a material change (other than a change which is clearly consistent with a promotion) in his duties, responsibilities, title or office with the Company, which includes his removal from, or any failure to re-elect or re-appoint him to, any position or office held by him from time to time, without his prior consent;
     (ii) any failure by the Company to continue in effect any material benefit, bonus, profit sharing, incentive, remuneration or compensation plan, stock ownership, stock option or stock purchase plan, pension plan or retirement plan contemplated by the employment agreement without providing alternative rights or benefits of reasonably equivalent or greater value;
     (iii) the Company relocating him to any place other than Calgary or London, England without his consent, except for the requirements of normal business travel; or
     (iv) any breach by the Company of any provision of the employment agreement which is not rectified within a reasonable period of time after notice of such breach has been provided by him to the Company.

Christopher H. Hopkins
     According to the severance terms of Mr. Hopkins’ employment agreement, upon termination of employment by the Company without Cause or upon resignation by Mr. Hopkins following the occurrence of a Triggering Event or a Change of Control of the Company (all of which are defined below), he will receive a lump sum payment equal to: (i) the monthly Base Fee (the Base Fee divided by 12) as of the termination date, multiplied by the number of months in the notice period (which is equal to a minimum of 18 months plus one month for each completed year of service, including years of service with OQI Sask from November 1, 2004, up to a maximum aggregate of 24 months); (ii) the monthly value of his benefits, multiplied by the number of months in the notice period; and (iii) his average annual bonus (for the previous three years or the term of employment, if shorter) divided by 12 and multiplied by the number of months in the notice period. Mr. Hopkins’s monthly benefits include his health insurance coverage and automobile allowance. On termination of Mr. Hopkins’ employment for any reason other than Cause, voluntary termination by Mr. Hopkins, death or permanent disability, all stock options will immediately vest. The agreement may also be terminated at any time by Mr. Hopkins, with 60 days notice, in which case he is only entitled to payments of Base Fee and benefits through the date of termination.
     For purposes of Mr. Hopkins’s employment agreement:
     “Cause” means any reason that would entitle the Company to terminate his employment without notice or payment in lieu of notice at common law, or under any other applicable law or regulation and includes:
     (i) fraud, misappropriation of the Company’s property or funds, embezzlement, malfeasance, misfeasance or nonfeasance in office which is willfully or grossly negligent on the part of the Mr. Hopkins;
     (ii) willful allowance by Mr. Hopkins of his duty to the Company and his personal interests to come in conflict in a material way in relation to any transaction or matter that is of a substantial nature; or
     (iii) material breach by Mr. Hopkins of any of his covenants or obligations under the agreement including, without limitation, any non-competition, non-solicitation or confidentiality covenants with the Company.
     “Change of Control” means the occurrence of any of the following:
     (i) the acquisition by a person or persons, directly or indirectly, of the beneficial ownership of such number of voting securities or rights to voting securities of the Company, which together with such person’s then owned voting securities and rights to voting securities, if any, represent more than 30% of the combined voting power of the Company’s then outstanding voting securities and such person’s previously owned rights to voting securities; or
     (ii) the amalgamation, consolidation or merger of the Company with any other corporation pursuant to which the shareholders of the Company immediately prior to such transaction do not own voting securities of the successor or continuing corporation which would entitle them to cast more than 30% of the votes attaching to shares in the capital of the successor or continuing corporation which might be cast to elect directors of that corporation; or
     (iii) the election at a meeting of the Company’s shareholders, as directors of the Company, of a number of persons, who were not included in the slate for election as directors proposed to the Company’s shareholders by the Company’s prior Board of Directors, and who would represent a majority of the Board of Directors, or the appointment as directors of the Company, of a number of persons which would represent a majority of the Board of Directors, nominated by any holder of voting shares of the Company or by any group of holders of voting shares of the Company acting jointly or in concert and not approved by the Company’s prior Board of Directors.
     “Triggering Event” has the same meaning as under Mr. Wilson’s employment agreement but also includes:
     (i) assignment by the Company to the executive of any duties which are inconsistent with the executive’s position, duties and responsibilities within the Company, without the prior consent of the executive;
     (ii) sale, lease or transfer by the Company of all or substantially all of the assets of the Company to any person or entity other than an entity related to the Company such as a subsidiary or affiliate;
     (iii) approval by the Company shareholders of the liquidation, dissolution or winding-up of the Company;

     (iv) failure of Mr. Hopkins to hold a seat on the Board of Directors for any reason whatsoever, other than a voluntary resignation by Mr. Hopkins; or
     (v) failure by the Company to obtain, in a form satisfactory to the executive, an effective assumption of his obligations under the employment agreement by any successor to the Company.

Jamey Fitzgibbon
     The provisions in Mr. Fitzgibbon’s employment agreement regarding termination, resignation and a change of control are the same as in Mr. Hopkins’s employment agreement, except that (i) the notice period is equal to 16 months plus one month for each completed year of employment up to a maximum aggregate of 24 months; (ii) the definition of Triggering Event does not include the failure of Mr. Hopkins to hold a seat on the Board of Directors; and (iii) his stock options and other incentive interests on termination for any reason will be treated in accordance with the applicable award agreement.
     Mr. Fitzgibbon resigned from the Company effective July 6, 2009. Pursuant to the terms of Mr. Fitzgibbon’s severance letter agreement, he received a lump sum severance payment of $598,000 and all earned but unpaid salary and vacation entitlement. He also received $1,000 per month to provide non-exclusive consulting services to the Company for a period of 2 months following termination of employment. He has 90 days from July 6, 2009 to exercise all vested options. Mr. Fitzgibbon is required not to solicit the Company’s employees or consultants for a period of one year from his last consulting payment.
Garth Wong
     The provisions in Mr. Wong’s employment agreement regarding termination, resignation and a change of control are the same as in Mr. Hopkins’s employment agreement, except that (i) the notice period is equal to 12 months plus one month for each completed year of employment up to a maximum aggregate of 18 months; (ii) the definition of Triggering Event does not include either the failure of Mr. Wong to hold a seat on the Board of Directors or relocating Mr. Wong without his consent; (iii) his average annual bonus may not be greater than 40% of his annual base salary; and (iv) his stock options and other incentive interests on termination for any reason will be treated in accordance with the applicable award agreement.
     Additionally, if termination of Mr. Wong’s employment occurs on or before February 23, 2010, the only severance he will be entitled to receive is a lump sum payment equal to either three months’ of his base salary if his employment is terminated by the Company without Cause or six months’ of his base salary if he resigns following the occurrence of a Triggering Event or a Change of Control of the Company.
Erdal Yildirim
     The provisions in Mr. Yildirim’s employment agreement regarding termination, resignation and change of control are identical to those described for Mr. Hopkins above, except that the definition of Triggering Event does not include the failure of Mr. Hopkins to hold a seat on the Board of Directors.
Karim Hirji
     The terms regarding termination, resignation and change of control are identical to those described for Mr. Hopkins above. Mr. Hirji resigned as an executive on February 23, 2009 and entered into a consulting agreement with the Company effective March 10, 2009. Mr. Hirji did not receive any severance upon resignation.
     The table below quantifies the payments that would have been due to each executive had their employment terminated on April 30, 2009, except for Mr. Hirji for whom the actual payments on resignation are shown.

		Other	Total Cash
	Base and	Benefits ($)	Severance	Option Awards
Name	Bonus ($) (1)	(2)	Payment ($)	($) (3)
T. Murray Wilson
-Involuntary Termination Without Cause	558,346	24,647	582,993	—
-Involuntary Termination With Cause	—	—		—
-Voluntary Termination by Executive In Absence of a Triggering Event or a Change of Control	—	—		—
-Voluntary Termination Following a Triggering Event or Change of Control	837,519	36,971	874,490	—
-Death (4)	—	—	—	—
-Disability (5)	—	—	—	—

Christopher H. Hopkins
-Involuntary Termination Without Cause	818,902	10,162	829,064	229,475
-Involuntary Termination With Cause	—	—	—	—
-Voluntary Termination by Executive In Absence of a Triggering Event or a Change of Control	—	—	—	—
-Voluntary Termination Following a Triggering Event or Change of Control	818,902	10,162	829,064	229,475
-Disability (5)	—	—	—	—

Jamey Fitzgibbon
-Involuntary Termination Without Cause	446,677	26,290	472,967	—
-Involuntary Termination With Cause	—	—	—	—
-Voluntary Termination by Executive In Absence of a Triggering Event or a Change of Control	—	—	—	—
-Voluntary Termination Following a Triggering Event or Change of Control	446,677	26,290	472,967	—
-Disability (5)	—	—	—	—

Garth Wong
-Involuntary Termination Without Cause	50,251	—	50,251	5,000
-Involuntary Termination With Cause	—	—	—	—
-Voluntary Termination by Executive In Absence of a Triggering Event or a Change of Control	—	—	—	—
- Voluntary Termination Following a Triggering Event or Change of Control	100,503	—	100,503	20,000
-Disability (5)	—	—	—	—

Erdal Yildirim
-Involuntary Termination Without Cause	499,410	27,391	526,801	—
-Involuntary Termination With Cause	—	—	—	—
-Voluntary Termination by Executive In Absence of a Triggering Event or a Change of Control	—	—	—	—
-Voluntary Termination Following a Triggering Event or Change of Control	499,410	27,391	526,801	—
-Disability (5)	—	—	—	—

		Other	Total Cash
	Base and	Benefits ($)	Severance	Option Awards
Name	Bonus ($) (1)	(2)	Payment ($)	($) (3)
Karim Hirji
Voluntary Resignation on February 23, 2009 In Absence of a Triggering Event or a Change of Control	—	—		—

(1)	The amounts in this column are equal to the executive’s monthly base salary or base fee and average annual bonus multiplied by the applicable notice period, as described in further detail above.

(2)	The amounts in this column are equal to the value of the executive’s monthly benefits multiplied by the applicable notice period and include health insurance coverage and automobile allowance.

(3)	The amounts listed under “Option Awards” consist of only those options for which vesting is accelerated upon the applicable triggering event. As of April 30, 2009 and without regard to any acceleration of vesting that would otherwise occur upon a Triggering Event the vested options of Messrs Wilson, Hopkins, Fitzgibbon, Wong, and Yildirim were 4,900,000, 918,750, 700,000, 125,000 and 427,500 respectively. In addition Mr. Hopkins has vested Exchangeable Share options to purchase 3,840,670 Exchangeable Shares respectively under the Reorganization Agreement. On a voluntary resignation by Mr. Wilson following a change of control or triggering event, all of his stock options and other unvested incentive compensation will immediately vest in full. On termination of Messrs. Hopkins, Hirji or Yildirim for any reason other than Cause, voluntary termination by the executive, death or permanent disability, all stock options and other incentive interests will immediately vest.

(4)	Upon death of the executive, his estate shall be entitled to receive all accrued but unpaid base salary, pro-rated annual bonus and any other incentive compensation earned by the executive up to his death.

(5)	The executive will be entitled to insurance benefits provided under the Company’s long term disability insurance plan.
Compensation of Directors
     Prior to September 12, 2006, the Company did not have any standard arrangements pursuant to which the Company’s directors were compensated for services as directors. The following director compensation was put in place effective September 12, 2006.
     The Company’s non-employee directors are paid the following fees: (i) a retainer of $2,000 per month ($24,000 annually); (ii) a fee of $1,000 for board meetings attended by a director in person or by phone, but not by proxy; (iii) an annual fee of $5,000 for the chairman of any committee of the Board of Directors; and (iv) a fee of $1,000 for committee meetings attended by a committee member in person or by phone, but not by proxy. The non-employee directors of the Company may also be compensated with stock options. No pension or retirement benefit plan and no nonqualified deferred compensation plan has been instituted by the Company and none is proposed at this time. There is no arrangement for compensation with respect to termination of the directors in the event of change of control of the Company, however, in the event of a termination due to a change of control, all non-vested options granted previously will vest. Messrs. Wilson and Hopkins also serve on our Board of Directors. However, both also serve as executive officers of the Company and neither received separate compensation for serving as a director.
Director Compensation Table For Fiscal Year 2009
     The following table sets forth information with respect to the compensation of non-employee directors of the Company in respect of fiscal year 2009.

	Fees Earned
	or Paid in	Option
	Cash	Awards	Total
Name	($)	($)(7)	($)
Thomas Milne (1) (2)	59,000	637,368	696,368
Ronald Phillips (2)	56,000	637,368	693,368
Gordon Tallman (2)	60,000	637,368	697,368
W. Scott Thompson (1) (2)	62,000	637,368	699,368
Honorable Senator Pamela Wallin O.C. (3)	63,500	378,583	442,083
John Read (4)	49,000	461,283	510,283
Ronald Blakely (5)	2,618	—	2,618
Brian F. MacNeill (6)	—	—	—

(1)	In addition to the options to purchase Common Stock held, Messrs. Milne and Thompson also hold certain options to acquire Exchangeable Shares, which are exchangeable into shares of the Common Stock, under options granted by OQI Sask prior to the reorganization of August 14, 2006. Each option entitles the holder to 8.23 Exchangeable Shares. Details of OQI Sask options held are as follows:
•	Mr. Milne holds: (i) 75,000 options to acquire OQI Sask common shares at $0.50 CDN which are exercisable and expire on November 12, 2009 (ii) 100,000 options to acquire OQI Sask common shares at $6.00 CDN per share which are exercisable and expire on December 15, 2010, and (iii) 50,000 options to acquire OQI Sask common shares at $25.00 CDN per share which are exercisable and expire on May 1, 2011.

•	Mr. Thompson holds: (i) 100,000 options to acquire OQI Sask common shares at $3.00 CDN per share which are exercisable and expire on August 1, 2010 (ii) 100,000 options to acquire OQI Sask common shares at $6.00 CDN per share which are exercisable and expire on December 15, 2010, and (iii) 50,000 options to acquire OQI Sask common shares at $25.00 CDN per share which are exercisable and expire on May 1, 2011.

(2)	Stock options granted to each of Messrs. Milne, Phillips, Tallman and Thompson under the Company’s 2006 Stock Option Plan consist of:
•	100,000 options at an exercise price of $5.05 on August 23, 2006. The options vest either (i) 25% immediately on the date of grant and 25% each year on the first three anniversaries of the date of grant; or (ii) 100% upon a merger, acquisition, sale or a change of control.

•	100,000 bonus options at an exercise price of $5.05 on August 23, 2006. The options vest either (i) 25% upon a 750 million bitumen in place (“BIP”) barrel count defined as the high resource (P10) estimate of bitumen in place, 50% upon a 1 billion BIP barrel count, 75% upon a 1.25 billion BIP barrel count, and 100% upon a 1.5 billion BIP barrel count, and three years from the date of grant; or (ii) 100% vesting upon a merger, acquisition, sale, or change of control.

•	150,000 options at an exercise price of $4.27 on August 1, 2007 and 150,000 options at an exercise price of $4.51 on August 1, 2008. All of these options vest either (i) 25% immediately on the date of grant and 25% each year on the first three anniversaries of the date of grant; or (ii) 100% upon a merger, acquisition, sale or a change of control.

•	100,000 options at an exercise price of $0.81 on December 9, 2008. These options vest either (i) 25% immediately and 25% every six months for eighteen months after the date of grant (June 9, 2009, December 9, 2009, and June 9, 2010); or (ii) 100% upon a merger, acquisition, sale or a change of control.

(3)	Options granted to Honorable Senator Pamela Wallin O.C. under the Company’s 2006 Stock Option Plan consist of:

•	100,000 options at an exercise price of $2.47 on June 29, 2007. The options vest either (i) 25% immediately on the date of grant and 25% each year on the first three anniversaries of the date of grant; or (ii) 100% upon a merger, acquisition, sale or a change of control.

•	50,000 options at an exercise price of $4.27 on August 1, 2007 and 150,000 options at an exercise price of $4.51 on August 1, 2008. All of these options vest either (i) 25% immediately on the date of grant and 25% each year on the first three anniversaries of the date of grant; or (ii) 100% upon a merger, acquisition, sale or a change of control.

•	100,000 options at an exercise price of $0.81 on December 9, 2008. These options vest either (i) 25% immediately and 25% every six months for eighteen months after the date of grant (June 9, 2009, December 9, 2009, and June 9, 2010); or (ii) 100% upon a merger, acquisition, sale or a change of control.

(4)	Options granted to John Read under the Company’s 2006 Stock Option Plan consist of:
•	150,000 options at an exercise price of $4.60 on October 11, 2007. The options vest either (i) 25% immediately on the date of grant and 25% each year on the first three anniversaries of the date of grant; or (ii) 100% upon a merger, acquisition, sale or a change of control.

•	150,000 options at an exercise price of $4.51 on August 1, 2008. All of these options vest either (i) 25% immediately on the date of grant and 25% each year on the first three anniversaries of the date of grant; or (ii) 100% upon a merger, acquisition, sale or a change of control.

•	100,000 options at an exercise price of $0.81 on December 9, 2008. These options vest either (i) 25% immediately and 25% every six months for eighteen months after the date of grant (June 9, 2009, December 9, 2009, and June 9, 2010); or (ii) 100% upon a merger, acquisition, sale or a change of control.

(5)	Ronald Blakely joined the Board of Directors on April 7, 2009 and did not receive any equity awards during fiscal year 2009.

(6)	Brian F. MacNeill joined the Board of Directors on August 25, 2009 and therefore did not receive any fees or equity awards during fiscal year 2009.

(7)	The dollar amount reported in this column is the compensation cost recognized in our 2009 financial statements in accordance with SFAS 123R. Refer to footnote 11 to our consolidated financial statements in our Annual Report on Form 10-K filed with the NYSE Amex for fiscal year ended April 30, 2009 for our accounting policy related to stock-based compensation.

			Exercise Price	Grant Date
		Number of	of Option	Fair Value of
		Options Granted	Awards ($/Sh)	Option
Name	Grant Date	(1)	(2)	Awards (3)
Thomas Milne	August 1, 2008	150,000	$4.51	$412,500
	December 9, 2008	100,000	$0.81	$73,000
Ronald Phillips	August 1, 2008	150,000	$4.51	$412,500
	December 9, 2008	100,000	$0.81	$73,000
Gordon Tallman	August 1, 2008	150,000	$4.51	$412,500
	December 9, 2008	100,000	$0.81	$73,000
W. Scott Thompson	August 1, 2008	150,000	$4.51	$412,500
	December 9, 2008	100,000	$0.81	$73,000
Honorable Senator Pamela Wallin O.C.	August 1, 2008	150,000	$4.51	$412,500
	December 9, 2008	100,000	$0.81	$73,000

			Exercise Price	Grant Date
		Number of	of Option	Fair Value of
		Options Granted	Awards ($/Sh)	Option
Name	Grant Date	(1)	(2)	Awards (3)
John Read	August 1, 2008	150,000	$4.51	$412,500
	December 9, 2008	100,000	$0.81	$73,000
Ronald Blakely(4)	—	—	—	—
Brian F. MacNeill(4)	—	—	—	—

(1)	Stock options granted on August 1, 2008 were granted for a term of 5 years and vest at a rate of 25% on the date of grant and 25% on each of the first three anniversary dates. Stock options granted on December 9, 2008 were granted for a term of 10 years and vest of 25% on the date of grant and 25% every six months for the next eighteen months.

(2)	The exercise price of stock options is equal to the closing price of our Common Stock on the date of grant as quoted on the NYSE Amex.

(3)	The Company estimates the fair value of stock options using the Black-Scholes valuation model, consistent with the provisions of SFAS No. 123R. The Black-Scholes valuation model requires the input of highly subjective assumptions, including the option’s expected life and the expected price volatility of the Common Stock. The expected stock price volatility assumption was determined using historical volatility of the Common Stock.

(4)	Messrs. Blakely and MacNeill were appointed to the Board of Directors in April 2009 and August 2009, respectively. Neither received option grants for the fiscal year ended April 30, 2009.
INDEPENDENT PUBLIC ACCOUNTANTS
          Since November 13, 2007, KPMG LLP (“KPMG”) has served as our independent registered public accounting firm. A representative of KPMG will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires and will be available to answer questions from shareholders relating to their audit and audit report.
          Until November 13, 2007, Pannell Kerr Forster (registered with the Public Company Accounting Oversight Board as “Smythe Ratcliffe”) (“PKF”) served as the Company’s independent public accounting firm. However, as of that date PKF was dismissed by the Company as a result of PKF’s desire to resign. PKF had expressed its desire to resign due to the lack of a PKF office in Calgary and the increased PKF resources necessary to continue to serve as the Company’s auditor. The Company’s Audit Committee had recommended that PKF be replaced as the Company’s independent registered public accounting firm. The dismissal of PKF and the retention of KMPG was disclosed in a current report on Form 8-K/A No. 1 dated November 13, 2007 (and filed with the SEC on November 20, 2007).
          PKF’s principal accountant report on the Company’s financial statements for both of the two years preceding its dismissal (fiscal 2007 and 2006) did not contain an adverse opinion or disclaimer of opinion, nor was either modified as to uncertainty, audit scope, or accounting principles. There were no disagreements with PKF on any matter of accounting principles, practices, financial statement disclosure, or auditing scope or procedure which if not resolved to PKF’s satisfaction would have caused PKF to make reference to the subject matter of the disagreement in connection with its principal accounting reports.
          The Company provided PKF with a copy of the disclosure contained in the Form 8-K and requested PKF furnish to the Company a letter addressed to the SEC stating whether PKF agreed with the Company’s statements in that Form 8-K.

Independent Public Accountants Fees
Audit Fees
          Our principal accountant, KPMG, billed us aggregate fees in the amount of approximately $340,950 for the fiscal year ended April 30, 2009 and $222,373 for the fiscal year ended April 30, 2008. These amounts were billed for professional services that KPMG provided for the audit of our annual financial statements included in our report on Form 10-K and the review of the financial statements included in our quarterly reports on Form 10-Q.
          Our predecessor accountant, PKF, billed us aggregate fees in the amount of approximately nil for the fiscal year ended April 30, 2009 and $24,000 for the fiscal year ended April 30, 2008. These amounts were billed for professional services that PKF provided for the review of the July 31, 2007 financial statements.
Audit-Related Fees
          KPMG billed us $22,850 aggregate fees for the fiscal year ended April 30, 2009 and nil for the fiscal year ended April 30, 2008 for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements.
          PKF billed us nil aggregate fees for the fiscal years ended April 30, 2009 and April 30, 2008 for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements.
Tax Fees
          KPMG billed us $71,565 aggregate fees for tax compliance for the fiscal year ended April 30, 2009 and nil for the fiscal year ended April 30, 2008. During the fiscal years ended April 30, 2009 and 2008, PKF did not provide any tax advice.
All Other Fees
          KPMG billed us nil in other fees for the fiscal years ended April 30, 2009 and April 30, 2008.
          PKF billed us $19,557 aggregate fees in other fees for the fiscal year ended April 30, 2009 and $41,550 for the fiscal year ended April 30, 2008.
Audit Committee’s Pre-Approval Practice
          Section 10A(i) of the Exchange Act prohibits our auditors from performing audit services for us as well as any services not considered to be “audit services” unless such services are pre-approved by the Audit Committee of the Board of Directors, or unless the services meet certain de minimis standards. The Audit Committee’s charter (adopted February 15, 2006) provides that the Audit Committee must preapprove all audit services that the auditor may provide to us or any subsidiary (including, without limitation, providing comfort letters in connection with securities underwritings or statutory audits) as required by Section 10A(i)(1)(A) of the Exchange Act (as amended by the Sarbanes-Oxley Act of 2002).

PROPOSAL ONE
ELECTION OF DIRECTORS
          The Board of Directors is nominating for election by the shareholders the four Class A Directors to serve a three year term until the 2012 annual meeting, one Class B Director to serve a two year term until the 2011 annual meeting and one Class C Director to serve a one year term until the 2010 annual meeting, or in each case until their respective successors are duly elected or appointed or until their earlier death, resignation or removal.
Nominees for Election of Directors
          The persons named in the enclosed form of proxy will vote the shares represented by such proxy for the election of the four nominees for Class A Director, the one nominee for Class B Director and the one nominee for Class C Director named below. If, at the time of the Meeting, any of these nominees shall become unavailable for any reason, which event is not expected to occur, the persons entitled to vote the proxy will vote for such substitute nominee or nominees, if any, as they determine in their sole discretion. If elected, Christopher H. Hopkins, John Read, Gordon Tallman and Honorable Senator Pamela Wallin O.C. will each serve a term of three years, Ronald Blakely will serve an initial term of two years and Brian F. MacNeill will serve an initial term of one year, or in each case until their respective successors are duly elected or appointed or until their earlier death, resignation or removal. If Messrs. Blakely and MacNeill are elected to our Board of Directors at the Meeting, each will then be on the Company’s normal election cycle with respect to his designated Class of Directors.
Vote Required and Recommendation
          The Board of Directors recommends a vote “FOR” the election of Messrs. Blakely, Hopkins, MacNeill, Read and Tallman and Honorable Senator Pamela Wallin O.C. Unless otherwise specified, the enclosed proxy will be voted “FOR” the election of the Board of Directors’ slate of nominees. Neither management nor the Board of Directors of the Company is aware of any reason which would cause any nominee to be unavailable to serve as a Director.

PROPOSAL TWO
RATIFICATION AND APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
General
          On August 25, 2009, our Board of Directors unanimously approved the Audit Committee’s recommendation to appoint KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ended April 30, 2010. Further, the Board of Directors directed that we submit the selection of KPMG for ratification and approval by our shareholders at the Meeting. Although the Company is not required to submit the selection of independent registered public accountants for shareholder approval, if the shareholders do not ratify this selection, the Board of Directors may reconsider its selection of KPMG. The Board considers KPMG to be well qualified to serve as the independent auditors for the Company, however, even if the selection is ratified, the Board of Directors may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee and Board of Directors determines that the change would be in the Company’s best interests. A representative of KPMG will be present at the Meeting with the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.
Vote Required and Recommendation
          The Board of Directors recommends a vote “FOR” Proposal Two. Proposal Two requires the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote at the Meeting. Unless otherwise specified, the enclosed proxy will be voted “FOR” the ratification of KPMG LLP as our independent registered accounting firm.

ANNUAL REPORT TO SHAREHOLDERS
          Included with this proxy statement is the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2009.
OTHER MATTERS
          Management and the Board of Directors of the Company know of no matters to be brought before the Meeting other than as set forth herein. However, if any such other matters properly are presented to the shareholders for action at the Meeting and any adjournments or postponements thereof, it is the intention of the proxy holder named in the enclosed proxy to vote in his discretion on all matters on which the shares represented by such proxy are entitled to vote.
DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS
          Only one Notice, and if applicable, a single set of Proxy Materials and accompanying proxy card, is being delivered to shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders. Upon the written or oral request of a shareholder, we will deliver promptly a separate copy of the Notice, and if applicable, a separate copy of the Proxy Materials and accompanying proxy card, to shareholders at a shared address to which a single copy was delivered. Shareholders desiring to receive a separate copy in the future may contact us by mail at 800, 326 — 11th Avenue S.W., Calgary, Alberta, Canada T2R 0C5 or by telephone (403) 263-1623. Shareholders who share an address but are receiving multiple copies of the Notice or Proxy Materials may contact us by mail at 800, 326 — 11th Avenue S.W., Calgary, Alberta, Canada T2R 0C5 or by telephone (403) 263-1623 to request that a single copy be delivered.
SHAREHOLDER PROPOSALS
          Oilsands Quest Inc. expects to hold its next annual meeting of shareholders in October 2010. Proposals from shareholders intended to be present at the next Annual Meeting of shareholders should be addressed to Oilsands Quest Inc. Attention: Vice President, Legal, 800, 326 - 11th Avenue S.W., Calgary, Alberta, Canada T2R 0C5 and we must receive the proposals by May 1, 2010. Upon receipt of any such proposal, we shall determine whether or not to include any such proposal in the proxy statement and proxy in accordance with applicable law. It is suggested that shareholders forward such proposals by Certified Mail-Return Receipt Requested. After May 1, 2010 any shareholder proposal submitted outside the process of Rule 14a-8 will be considered to be untimely.
BY ORDER OF THE BOARD OF DIRECTORS:
OILSANDS QUEST INC.
T. Murray Wilson, Executive Chairman
Christopher H. Hopkins, President and Chief Executive Officer

OILSANDS QUEST, INC. 800, 326 — 11TH AVENUE SW. CALGARY, ALBERTA CANADA, T2R 0C5
VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M16947-P84763 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All To withhold authority to vote for any individual OILSANDS QUEST, INC. All All Except nominee(s), mark “For All Except” and write the This Proxy is Solicited on behalf of the Board of Directors. number(s) of the nominee(s) on the line below. The Board of Directors recommends a vote FOR the 0 0 0 following: Proposal One: Election of Directors 1. To elect the following four persons to serve as Class A directors to hold office until the 2012 annual meeting of shareholders or successors have been until their elected and qualified: Nominees: 01) Christopher H. Hopkins 03) John Read 02) Gordon Tallman 04) Pamela Wallin To elect the following person to serve as a Class B director to hold office until the 2011 annual meeting of shareholders or until his successor has been elected and qualified: Nominee: 05) Ronald Blakely To elect the following person to serve as a Class C director to hold office until the 2010 annual meeting of shareholders or until his successor has been elected and qualified: Nominee: For Against Abstain 06) Brian MacNeill Proposal Two: Ratification and approval of KPMG LLP as the Company’s independent registered public accounting firm. 0 0 0 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. M16948-P84763 OILSANDS QUEST INC. PROXY CARD The Annual Meeting of Shareholders of Oilsands Quest Inc. will be held at The Hyatt Regency Calgary, 700 Centre Street SE, Calgary, Alberta T2G 5P6 on Wednesday, October 14, 2009, at 3:00 p.m. local time, for the purpose stated on the reverse side. The undersigned shareholder hereby appoints T. Murray Wilson and Christopher H. Hopkins, or either of them, as proxies, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of Oilsands Quest Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION TO THE BOARD OF DIRECTORS OF EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE AND FOR THE OTHER PROPOSAL ON THE REVERSE SIDE. IF ANY OTHER MATTER IS PROPERLY PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED IN THE BEST JUDGMENT OF THE PROXIES.